
                                                                    EXHIBIT 99.2

================================================================================

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                  CYGNUS, INC.,

                               ANIMAS CORPORATION

                                       AND

                             ANIMAS TECHNOLOGIES LLC

================================================================================

                               DECEMBER 16, 2004

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                                TABLE OF CONTENTS

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
ARTICLE 1 DEFINITIONS..........................................................................................

   SECTION 1.01.        DEFINITIONS............................................................................
   SECTION 1.02.        INTERPRETATION AND RULES OF CONSTRUCTION...............................................

ARTICLE 2 PURCHASE AND SALE OF ASSETS..........................................................................

   SECTION 2.01.        PURCHASE AND SALE OF ASSETS............................................................
   SECTION 2.02.        EXCLUDED ASSETS........................................................................
   SECTION 2.03.        LIABILITIES............................................................................
   SECTION 2.04.        CONSIDERATION; CASH PAYMENTS AT CLOSING................................................
   SECTION 2.05.        THE CLOSING............................................................................
   SECTION 2.06.        GUARANTY OF PARENT.....................................................................

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................

   SECTION 3.01.        ORGANIZATION...........................................................................
   SECTION 3.02.        SELLER ACTION..........................................................................
   SECTION 3.03.        CAPITAL STOCK..........................................................................
   SECTION 3.04.        COMPLIANCE WITH LAW....................................................................
   SECTION 3.05.        FDA AND OTHER REGULATORY COMPLIANCE....................................................
   SECTION 3.06.        SEC FILINGS............................................................................
   SECTION 3.07.        IMPORT/EXPORT LAWS.....................................................................
   SECTION 3.08.        ASSETS.................................................................................
   SECTION 3.09.        PERMITS................................................................................
   SECTION 3.10.        LIABILITIES............................................................................
   SECTION 3.11.        PRODUCTS LIABILITY.....................................................................
   SECTION 3.12.        PRODUCT WARRANTY.......................................................................
   SECTION 3.13.        OPERATIONS SINCE DECEMBER 31, 2003.....................................................
   SECTION 3.14.        REAL PROPERTY..........................................................................
   SECTION 3.15.        ENVIRONMENTAL..........................................................................
   SECTION 3.16.        INTELLECTUAL PROPERTY..................................................................
   SECTION 3.17.        CONTRACTS..............................................................................
   SECTION 3.18.        EMPLOYEES..............................................................................
   SECTION 3.19.        EMPLOYEE BENEFIT PLANS.................................................................
   SECTION 3.20.        TAXES..................................................................................
   SECTION 3.21.        PROCEEDINGS AND JUDGMENTS..............................................................
   SECTION 3.22.        INSURANCE..............................................................................
   SECTION 3.23.        EFFECT OF AGREEMENT; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES.........................
   SECTION 3.24.        ASSUMED CONTRACTS......................................................................
   SECTION 3.25.        REQUIRED NON-GOVERNMENTAL CONSENTS.....................................................
   SECTION 3.26.        SOLVENCY...............................................................................
   SECTION 3.27.        FINISHED GOODS INVENTORY...............................................................
   SECTION 3.28.        VOTE REQUIRED..........................................................................
   SECTION 3.29.        NON-CONTRAVENTION; CONSENTS............................................................
   SECTION 3.30.        FAIRNESS OPINION.......................................................................

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   SECTION 3.31.        FINANCIAL ADVISORY FEES AND AGREEMENTS.................................................
   SECTION 3.32.        ASSUMED CONTRACTS; CUSTOMER CLAIMS.....................................................
   SECTION 3.33.        SUFFICIENCY OF PURCHASED ASSETS........................................................
   SECTION 3.34.        SECTION 203 OF THE DGCL NOT APPLICABLE.................................................
   SECTION 3.35.        FULL DISCLOSURE........................................................................

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB.........................................

   SECTION 4.01.        EXISTENCE AND POWER....................................................................
   SECTION 4.02.        AUTHORIZATION..........................................................................
   SECTION 4.03.        ENFORCEABILITY.........................................................................
   SECTION 4.04.        NONCONTRAVENTION.......................................................................
   SECTION 4.05.        FINANCIAL ABILITY......................................................................
   SECTION 4.06.        NO BROKERS.............................................................................
   SECTION 4.07.        RESALE AND MANUFACTURING...............................................................

ARTICLE 5 PRE-CLOSING COVENANTS OF THE PARTIES.................................................................

   SECTION 5.01.        ACCESS AND INVESTIGATION...............................................................
   SECTION 5.02.        CONDUCT PENDING CLOSING................................................................
   SECTION 5.03.        CASUALTY PRIOR TO CLOSING..............................................................
   SECTION 5.04.        NO SOLICITATION........................................................................
   SECTION 5.05.        STOCKHOLDER APPROVAL; PROXY STATEMENT..................................................
   SECTION 5.06.        REGULATORY APPROVALS...................................................................
   SECTION 5.07.        PREPARATION AND SHIPPING OF PURCHASED ASSETS...........................................
   SECTION 5.08.        ADDITIONAL AGREEMENTS..................................................................
   SECTION 5.09.        PUBLIC ANNOUNCEMENTS...................................................................
   SECTION 5.10.        PARENT AND ACQUISITION SUB.............................................................

ARTICLE 6 CONDITIONS TO CLOSING................................................................................

   SECTION 6.01.        CONDITIONS TO PARENT'S AND ACQUISITION SUB'S OBLIGATIONS...............................
   SECTION 6.02.        CONDITIONS TO SELLER'S OBLIGATIONS.....................................................

ARTICLE 7 TERMINATION..........................................................................................

   SECTION 7.01.        TERMINATION............................................................................
   SECTION 7.02.        EFFECT OF TERMINATION..................................................................
   SECTION 7.03.        EXPENSES; TERMINATION FEES.............................................................

ARTICLE 8 POST-CLOSING COVENANTS OF THE PARTIES................................................................

   SECTION 8.01.        PUBLIC ANNOUNCEMENTS...................................................................
   SECTION 8.02.        ACCESS TO FACILITIES...................................................................
   SECTION 8.03.        SEC FILINGS............................................................................
   SECTION 8.04.        FINANCIAL STATEMENTS...................................................................
   SECTION 8.05.        FDA AND OTHER REGULATORY COMPLIANCE....................................................
   SECTION 8.06.        PRODUCT LIABILITY INSURANCE............................................................
   SECTION 8.07.        NO DISTRIBUTIONS TO STOCKHOLDERS.......................................................
   SECTION 8.08.        THIRD-PARTY CORRESPONDENCE.............................................................
   SECTION 8.09.        FURTHER ASSURANCES.....................................................................
   SECTION 8.10.        PURCHASED INTELLECTUAL PROPERTY........................................................

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
   SECTION 8.11.        COBRA..................................................................................
   SECTION 8.12.        PRODUCT AND PRODUCT MATERIALS..........................................................
   SECTION 8.13.        NON-AFFILIATION........................................................................
   SECTION 8.14.        USE OF "CYGNUS" AND THE SWAN LOGO......................................................
   SECTION 8.15.        ALLOCATION SCHEDULE....................................................................

ARTICLE 9 INDEMNIFICATION......................................................................................

   SECTION 9.01.        BY SELLER..............................................................................
   SECTION 9.02.        BY PARENT AND ACQUISITION SUB..........................................................
   SECTION 9.03.        LIMITATIONS ON INDEMNITY...............................................................
   SECTION 9.04.        NOTICE AND DEFENSE; COSTS OF DEFENSE...................................................
   SECTION 9.05.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES.............................................
   SECTION 9.06.        CHARACTERIZATION OF INDEMNITY PAYMENTS.................................................
   SECTION 9.07.        EXCLUSIVE REMEDY.......................................................................

ARTICLE 10 MISCELLANEOUS.......................................................................................

   SECTION 10.01.       ENTIRE AGREEMENT; ASSIGNMENT...........................................................
   SECTION 10.02.       NOTICES................................................................................
   SECTION 10.03.       EXPENSES...............................................................................
   SECTION 10.04.       GOVERNING LAW..........................................................................
   SECTION 10.05.       CONSENT TO JURISDICTION................................................................
   SECTION 10.06.       BANKRUPTCY QUALIFICATION...............................................................
   SECTION 10.07.       HEADINGS...............................................................................
   SECTION 10.08.       SCHEDULES..............................................................................
   SECTION 10.09.       SEVERABILITY...........................................................................
   SECTION 10.10.       RELIANCE BY PARENT AND ACQUISITION SUB.................................................
   SECTION 10.11.       COUNTERPARTS; FACSIMILE SIGNATURES; EFFECTIVENESS......................................

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

                                    EXHIBITS

Exhibit A                      Form of a Bill of Sale
Exhibit B                      Form of Assignment and Assumption Agreement
Exhibit C-1                    Form of Assignment of Trademarks
Exhibit C-2                    Form of Assignment of Patents
Exhibit C-3                    Form of Assignment of Patent Applications
Exhibit D                      Form of FDA Letter
Exhibit E                      Form of Transition Agreement
Exhibit F                      Form of Endorsement Effecting the Tail Policy
Exhibit G                      Form of BSI Letter

                                    SCHEDULES

Schedule 2.01(a)             -  Equipment
Schedule 2.01(b)             -  Assumed Contracts
Schedule 2.01(c)             -  Purchased Intellectual Property
Schedule 2.01(d)             -  Inventory
Schedule 2.01(n)             -  Purchased CE Marking
Schedule 3.04(b)             -  Exceptions to Governmental or Regulatory Authority Compliance
Schedule 3.05(b)             -  FDA Filings and Approvals
Schedule 3.05(c)(iii)        -  Reports of Medical Device Reporting Regulations
Schedule 3.09(a)             -  Governmental or Regulatory Authority Certificates and Permits
Schedule 3.10                -  Liabilities
Schedule 3.12                -  Product Warranty
Schedule 3.16(e)             -  Exceptions to Right to Bring Intellectual Property Actions
Schedule 3.22                -  Insurance
Schedule 3.25                -  Required Non-Governmental Consents
Schedule 3.31(a)             -  Financial Advisory Fees
Schedule 4.02                -  Authorization
Schedule 4.04                -  Noncontravention

                            ASSET PURCHASE AGREEMENT

            This Asset Purchase Agreement (this "AGREEMENT") dated as of December 16, 2004 by and among Cygnus, Inc., a Delaware corporation ("SELLER"), Animas Corporation, a Delaware corporation ( "PARENT") and Animas Technologies LLC, a Delaware limited liability company ("ACQUISITION SUB").

                                   BACKGROUND

            A. Seller is engaged in the business of developing and manufacturing frequent, automatic and non-invasive glucose monitoring devices (referred to herein as the "BUSINESS").

            B. Seller desires to sell to Acquisition Sub, and Acquisition Sub desires to purchase from Seller, certain non-cash assets of Seller, upon the terms and conditions hereinafter set forth.

                                    AGREEMENT

            NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, and in reliance upon the representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      SECTION 1.01. DEFINITIONS.

The following terms, as used herein, have the following meanings:

            "ACQUISITION PROPOSAL" shall have the meaning set forth in Section 5.04(d).

            "ACQUISITION SUB" shall have the meaning set forth in the Preamble.

            "AFFILIATE" of any Person shall mean any (a) other Person, directly or indirectly, controlling, controlled by or under common control with such Person or (b) director or officer of such Person. For the purposes of this definition, "control" when used with respect to any Person, shall mean the ownership of ten percent (10%) or more of the outstanding voting securities of such Person or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, by Contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "AGREEMENT" shall have the meaning set forth in the Preamble.

            "ASSUMED CONTRACTS" shall have the meaning set forth in Section 2.01(b).

            "ASSUMED LIABILITIES" shall have the meaning set forth in Section 2.03(a).

            "BOOKS AND RECORDS" shall have the meaning set forth in Section 2.01(j).

            "BSI" shall have the meaning set forth in Section 3.05(e).

            "BUSINESS" shall have the meaning set forth in the Background.

            "BUSINESS EMPLOYEES" shall mean any persons currently or formerly employed by Seller or any ERISA Affiliate (including such persons on a leave of absence).

            "BUSINESS DAY" shall have the meaning set forth in Rule 14d-1(g)(3) under the Exchange Act.

            "CE MARKING" shall mean the mark that is affixed to the Products confirming they have been subject to an assessment of their conformity with the Medical Device Directive.

            "CHOSES IN ACTION" shall have the meaning set forth in Section 2.01(h).

            "CLAIM" shall mean any demand, complaint, claim, suit, action, cause of action, investigation, proceeding or notice by any Person, alleging actual or potential Liability for any Loss.

            "CLOSING" shall have the meaning set forth in Section 2.05.

            "CLOSING DATE" shall have the meaning set forth in Section 2.05.

            "COBRA" shall have the meaning set forth in Section 2.03(b)(vii).

            "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder or in connection therewith.

            "CONFIDENTIALITY AGREEMENT" shall mean the Confidential Disclosure Memorandum between Parent and Seller dated June 1, 2004 and the confidentiality provisions of the Indication of Interest between Parent and Seller dated November 15, 2004.

            "CONSENT" shall mean any Consent, approval, order or authorization (including any Governmental Authorization) of, or any declaration, filing or registration with, or any application, notice or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

            "CONSIDERATION" shall have the meaning set forth in Section 2.04(a).

            "CONTRACT" shall mean any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature, including sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, instruments, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants.

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            "COPYRIGHTS" shall mean all copyrights, copyrightable works, mask works and databases, including, without limitation, any Software, Internet web-sites and the content thereof, and any other works of ownership, whether statutory or common law, registered or unregistered, and registrations for and pending applications to register the same including all reissues, extensions and renewals thereto, and all moral rights thereto under the Laws of any jurisdiction.

            "COURT ORDER" shall mean any judgment, decree, edict, writ, injunction, award, order or ruling of any Governmental or Regulatory Authority or of any arbitration or similar panel.

            "DEFAULT" shall mean (a) any violation, breach or default, (b) the occurrence of an event that, with the passage of time (excluding any contractually provided for grace periods), the giving of notice or both, would constitute a violation, breach or default, or (c) the occurrence of an event that, with or without the passage of time, the giving of notice or both, would give rise to a right of termination, renegotiation or acceleration.

            "DGCL" shall have the meaning set forth in Section 3.02.

            "DOCUMENTATION" shall have the meaning set forth in Section 2.01(f).

            "EFFECT" shall mean any event, occurrence, change or effect related to the Business or Seller.

            "EMPLOYEE BENEFIT PLAN" shall mean: (a) each "employee benefit plan," as defined in Section 3(3) of United States federal Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including any Multiemployer
Plan), and (b) all other pension, retirement, supplemental retirement, post-retirement medical or life insurance, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right or other equity-based incentive, employment, severance, salary continuation, supplemental unemployment benefits, termination, change-of-control, health, life, disability, group insurance, vacation, holiday and fringe benefit plan, program, Contract or arrangement, (whether written or unwritten, qualified or nonqualified, funded or unfunded, insured or self-insured and including any that have been frozen or terminated) sponsored, maintained, contributed to, or required to be contributed to, by Seller or any ERISA Affiliate for the benefit of any employees or independent contractors or their respective dependents and beneficiaries, or under which Seller or any ERISA Affiliate has or could have any Liability (each a "BENEFIT PLAN" or collectively the "BENEFIT PLANS").

            "ENVIRONMENTAL LAW" shall mean any Laws or other legal requirements relating to (i) the environment, (ii) emissions, discharges or releases of Substances into the environment, including, without limitation, ambient air, surface water, groundwater or land, or (iii) otherwise relating to the Handling of Substances or wastes or the investigation, clean-up or other remediation thereof.

            "ERISA AFFILIATE" shall mean any current or former (A) corporation included with Seller in a controlled group of corporations within the meaning of
Section 414(b) of the Code; (B) trade or business (whether or not incorporated) which is under common control with Seller within the meaning of Section 414(c) of the Code; (C) member of an affiliated service group of which Seller is a member within the meaning of Section 414(m) of the Code; or
(D) other Person or entity treated as an affiliate of Seller under Section 414(o) of the Code.

            "EQUIPMENT" shall have the meaning set forth in Section 2.01(a).

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934.

            "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.02.

            "EXCLUDED LIABILITIES" shall have the meaning set forth in Section 2.03(b).

            "FDA" shall mean the U.S. Food and Drug Administration.

            "FDA PERMITS" shall have the meaning set forth in Section 3.05(b).

            "FDC ACT" shall have the meaning set forth in Section 3.05(c).

            "FOREIGN DOCUMENTATION" shall have the meaning set forth in Section 2.01(g).

            "GAAP" shall mean U.S. generally accepted accounting principles consistently applied throughout the applicable periods and includes any Law related to accounting or the preparation of financial statements that Seller must follow by virtue of being a public company and required to file financial statements with the SEC from time to time.

            "GOODWILL" shall have the meaning set forth in Section 2.01(o).

            "GOVERNMENTAL AUTHORIZATION" shall mean any: (a) Permit, license, certificate, franchise, permission, variance, clearance, approval, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental or Regulatory Authority or pursuant to any Law; or (b) right under any Contract with any Governmental or Regulatory Authority.

            "GOVERNMENTAL OR REGULATORY AUTHORITY" shall mean any court, tribunal, arbitrator, authority, agency, commission, official, agency or other instrumentality exercising governmental or regulatory authority of the United States, any foreign country or any domestic or foreign state, province, county, city, municipality or other political subdivision or any quasi-governmental or regulatory body exercising authority thereunder (including the PTO).

            "HANDLING" shall mean the use, generation, emission, storage, treatment, disposal, discharge, release or other handling or disposition of any Substance and "HANDLED" shall mean to have done any of the foregoing.

            "INDEMNIFIED PARTY" shall mean the Seller Indemnified Party or Parties or the Purchaser Indemnified Party or Parties, whichever the case may be.

            "INDEMNIFYING PARTY" shall mean Seller in the case that the Indemnified Party is the Purchaser Indemnified Party or Parties and shall mean Parent and Acquisition Sub in the case that the Indemnified Party is the Seller Indemnified Party or Parties.

            "INFRINGES" shall have the meaning set forth in Section 3.16(f).

            "INSOLVENT" shall mean with regard to a Person and on a particular date and assuming a fair valuation of the Purchased Assets of not less than Ten Million Dollars ($10,000,000) that: (i) such Person is not able to meet or satisfy its obligations as they generally become due; (ii) such Person is not paying its current obligations in the ordinary course of business as they generally become due; or (iii) the Person's assets are less than the sum of all of the Person's debts on such date.

            "INSURANCE POLICIES" shall have the meaning set forth in Section
3.22.

            "INSURANCE PROCEEDS" shall have the meaning set forth in Section 2.01(l).

            "INTELLECTUAL PROPERTY COMMUNICATIONS" shall have the meaning set forth in Section 5.02(c).

            "INVENTORY" shall have the meaning set forth in Section 2.01(d).

            "ISO 13485" shall mean the international standard, adopted by the International Standards Organization, which concerns the quality systems applicable to manufacture of medical devices.

            "JOHNSON & JOHNSON CLAIM" shall have the meaning set forth in
Section 2.02(g).

            "LATEST BALANCE SHEET" shall have the meaning set forth in Section 3.06(b).

            "LAW" shall mean any federal, state, local, municipal, foreign or other law, statute, charter, constitution, treaty, resolution, ordinance, code, edict, decree, rule, regulation, guidelines, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental or Regulatory Authority.

            "LIABILITY" shall mean any direct or indirect liability, indebtedness, obligation, interest, penalty, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, known or unknown, asserted or unasserted and whether accrued, absolute, contingent, matured or unmatured including but not limited to any liability for Taxes.

            "LICENSES" shall mean Contracts pursuant to which the Seller has acquired, granted or otherwise transferred any rights in or to any of the Trademarks, Patents, Copyrights, Software or Proprietary Rights.

            "LIEN" shall mean, with respect to any Purchased Asset, any mortgage, lien, pledge, encumbrance, charge, or security interest of any kind in respect of such Purchased Asset. For the purposes of this Agreement, any Person shall be deemed to own subject to Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Purchased Asset.

            "LOSS" shall mean any and all damages (including direct, incidental, consequential and special damages), losses, obligations, deficiencies, Liabilities, Liens, penalties, fines, interest, costs and expenses (including, without limitation, court costs, fees punitive damages and disbursements of attorneys, accountants, consultants and other experts, or other expenses of investigating, prosecuting or defending any Proceeding, Claim or Default).

            "MATERIAL ADVERSE EFFECT" shall mean any Effect (considered alone or together with any other matter or matters) that is, or would reasonably be expected to be, materially adverse to (i) the financial condition of Seller,
(ii) the Purchased Assets, (iii) the amount of Assumed Liabilities, (iv) the ability of Seller to satisfy in full the Excluded Liabilities after the Closing Date, or (v) the ability of Seller to consummate the transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; provided, however, that in no event shall any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been a Material Adverse Effect: (a) any Effect resulting from compliance with the terms and conditions of this Agreement, (b) any Effect that results from changes in general economic, business or capital markets conditions, (c) any Effect that results from changes in Laws after the date hereof, and (d) any Effect resulting from an outbreak or escalation of hostilities, the declaration national emergency or war, or the occurrence of any acts of terrorism in the United States; provided further that the fact that Seller has and will continue to curtail its operations and plans to dissolve its corporate existence and distribute its assets does not constitute a Material Adverse Effect.

            "MEDICAL DEVICE DIRECTIVE" shall mean the European Council Directive 93/42/EEC of 14 June 1993 concerning medical devices.

            "MULTIEMPLOYER PLAN" has the meaning set forth in Section 3(37) of ERISA.

            "NON-REFUNDABLE PREPAYMENTS" shall have the meaning set forth in
Section 2.01(e).

            "PARENT" shall have the meaning set forth in the Preamble.

            "PATENT AND TRADEMARK LISTING" shall have the meaning set forth in
Section 5.02(d).

            "PATENTS" shall mean patents and patent applications (including, without limitation, provisional applications, utility applications and design applications), including, without limitation, reissues, patents of addition, continuations, continuations-in-part, substitutions, additions, divisionals, renewals, registrations, confirmations, re-examinations, certificates of inventorship, extensions and the like, any foreign or international equivalent of any of the foregoing, and any domestic or foreign patents or patent applications claiming priority to any of the above.

            "PAY-OFF LETTER" shall have the meaning set forth in Section 6.01(i)

            "PERMITS" shall have the meaning set forth in Section 3.09(a).

            "PERMITTED LIENS" shall have the meaning set forth in Section
3.08(a).

            "PERSON" shall mean an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a Governmental or Regulatory Authority.

            "PMA" shall mean a premarket approval application filed with the FDA.

            "PRE-CLOSING PERIOD" shall have the meaning set forth in Section 5.01(a).

            "PROCEEDING" shall mean any Claim, suit, action, litigation, investigation, arbitration, administrative hearing, audit or other proceeding of any nature (including any civil, criminal, administrative, investigative, or appellate proceeding).

            "PRODUCTS" shall mean the GlucoWatch Biographer line of products, including the AutoSensor and Analyzer.

            "PROPRIETARY RIGHTS" shall mean categories of trade secrets, trade dress, know-how, inventions, invention disclosures (whether or not patentable and whether or not reduced to practice), inventor rights, reports, discoveries, developments, research and test data, blueprints, technology, ideas, compositions, quality records, engineering notebooks, models, processes, procedures, prototypes, patent records, manufacturing and product procedures and techniques, troubleshooting procedures, failure/defect analysis data, drawings, specifications, designs, algorithms, ingredient or component lists, formulae, plans, proposals, technical data, copyrightable works, mask works, databases, financial, marketing, customer and business data, pricing and cost information, business and marketing plans, selling information, marketing information, customer and supplier lists and information, and all other confidential and proprietary information and industrial property rights.

            "PROXY STATEMENT" shall mean the proxy statement of Seller to be sent to Seller's stockholders in connection with Seller Stockholders' Meeting.

            "PTO" shall mean the United States Patent and Trademark Office and any foreign governmental office equivalent.

            "PURCHASED ASSETS" shall have the meaning set forth in Section 2.01(o).

            "PURCHASED CE MARKING" shall have the meaning set forth in Section 2.01(n).

            "PURCHASED PMA" shall have the meaning set forth in Section 2.01(m).

            "PURCHASED INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 2.01(c).

            "PURCHASER COLLATERAL DOCUMENTS" shall have the meaning set forth in
Section 4.02.

            "PURCHASER INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 9.01.

            "PURCHASER INDEMNIFIED PARTY" shall have the meaning set forth in
Section 9.01.

            "QSR" shall have the meaning set forth in Section 3.05(c)(ii).

            "REAL PROPERTY" shall mean any real estate, land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including easements, covenants, water rights, sewer rights and utility rights.

            "REDWOOD CITY FACILITY" shall mean the facilities leased by Seller pursuant to the Redwood City Lease.

            "REDWOOD CITY LEASE" shall mean the Ten-Year Industrial Net Lease Agreement (Building No. 2) by and between Seller and Seaport Centre Venture Phase I dated September 27, 1988, and all amendments thereto.

            "REPORTABLE CONTINGENT LIABILITIES" shall mean (i) any Liability which appears on the Latest Balance Sheet, (ii) any Liability that Seller has established, or would be required by GAAP to establish, a reserve for, and (iii) any Liability that Seller has disclosed or discussed, or would be required by GAAP to disclose or discuss, in its financial statements or the notes thereto.

            "REPRESENTATIVES" shall have the meaning set forth in Section
5.04(a).

            "REQUIRED NON-GOVERNMENTAL CONSENTS" shall have the meaning set forth in Section 3.25.

            "REQUIRED SELLER STOCKHOLDER VOTE" shall have the meaning set forth in Section 3.28.

            "SANOFI" shall mean Sanofi Aventis (f/k/a Sanofi, S.A., also f/k/a Sanofi-Synethelabo).

            "SANOFI LIENS" shall mean all Liens on the Purchased Assets in favor of Sanofi related to any obligations of Seller to Sanofi arising out of the Final Award and amendments thereto issued by the International Court of Arbitration on December 11, 1997 and subsequently entered as judgments of the United States District Court of California.

            "SEC" shall have the meaning set forth in Section 3.06(a).

            "SECURITIES ACT" shall mean the Securities Act of 1933.

            "SELLER" shall have the meaning set forth in the Preamble.

            "SELLER BOARD RECOMMENDATION" shall have the meaning set forth in
Section 3.02.

            "SELLER COLLATERAL DOCUMENTS" shall have the meaning set forth in
Section 3.23(a).

            "SELLER COMMON STOCK" shall have the meaning set forth in Section 3.03.

            "SELLER INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 9.02.

            "SELLER INDEMNIFIED PARTY" shall have the meaning set forth in
Section 9.02.

            "SELLER SEC DOCUMENTS" shall have the meaning set forth in Section 3.06(a).

            "SELLER STOCKHOLDERS' MEETING" shall have the meaning set forth in
Section 5.05(b).

            "SOFTWARE" shall mean all software programs, including all versions of source code, object code, assembly language, compiler language, machine code, and all other computer instructions, code, and languages embodied in computer software of any nature whatsoever and whether for use in or in conjunction with a mainframe computer, personal computer (desk top, lap top or hand held), personal digital assistant or any other programmable hardware or device, computer systems, computer hardware, network infrastructure and related equipment, and all error corrections, updates, upgrades, enhancements, translations, modifications, adaptations, further developments, derivative works thereto, and other changes or functionality additions of any kind; and all designs and design documents (whether detailed or not), technical summaries, and documentation (including flow charts, logic diagrams, white papers, manuals, guides and specifications), firmware and middleware associated with the foregoing.

            "SOLVENT" shall mean with regard to a Person and on a particular date and assuming a fair valuation of the Purchased Assets of not less than Ten Million Dollars ($10,000,000) that: (i) such Person is able to meet or satisfy its obligations as they generally become due; (ii) such Person is paying its current obligations in the ordinary course of business as they generally become due; and (iii) the Person's assets are equal to or greater than the sum of all of the Person's debts on such date.

            "SOX" shall mean the Sarbanes-Oxley Act of 2002.

            "SPECIFIED CONTRACTS" shall have the meaning set forth in Section 3.17(a).

            "SUBSIDIARY" shall mean the following: an entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such entity that is sufficient to enable such Person to elect at least a majority of the members of such entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such entity.

            "SUBSTANCE" shall mean any "hazardous substance," "hazardous waste," "pollutant," or "toxic substance" (as defined or regulated by any Environmental
Law), petroleum or
petroleum product or byproduct, polychlorinated biphenyl or asbestos as to which Liability or standards of conduct are imposed under Environmental Laws.

            "SUPERIOR PROPOSAL" shall have the meaning set forth in Section 5.04(d).

            "TAKEOVER LAWS" shall have the meaning set forth in Section 3.23(c).

            "TAIL POLICY" shall have the meaning set forth in Section 6.01(h).

            "TAX" or "TAXES" shall mean (i) any United States federal, state or local or any foreign taxes, levies, duties, fees, assessments, deductions, withholdings, or other charges of whatever nature, including income, gross receipts, net proceeds, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, capital stock, franchise, profits, employee income, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments, duties, fees, levies or other governmental charges of any kind whatever, now or hereafter levied by the United States of America or any Governmental or Regulatory Authority, whether disputed or not, including any interest, penalty or addition thereto, and including all deposits required in connection therewith; (ii) any Liability for or in respect of the payment of any amount of a type described in clause (i) of this definition as a result of being a member of an affiliated, combined, consolidated, unitary or other group for tax purposes; and (iii) any Liability for or in respect of the payment of any amount described in clauses (i) or (ii) of this definition as a transferee or successor, by Contract or otherwise.

            "TAX LIENS" shall have the meaning set forth in Section 3.08(a).

            "TAX RETURNS" shall mean all returns, declarations, reports, claims for refund, information returns or statements relating to Taxes, including any schedules or attachments thereto, and including any amendments thereof, including without limitation estimated tax returns, information returns or reports with respect to backup withholding and other payments to third parties.

            "TERMINATION DATE" shall mean May 31, 2005.

            "TERMINATION FEE" shall have the meaning set forth in Section
7.03(c).

            "TRADEMARKS" shall mean trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, uniform resource locators (URLs), domain names, trade dress, any other names and locators associated with the Internet, other source of business identifiers, whether registered or unregistered and whether or not currently in use, and registrations, applications to register and all of the goodwill of the business related to the foregoing.

            "TRANSFERRED PERMITS" shall have the meaning set forth in Section 2.01(k).

            "TRIGGERING EVENT" shall mean the occurrence of the following: (i) the board of directors of Seller shall have failed to recommend that Seller's stockholders approve and adopt the Agreement, or shall have withdrawn or modified in a manner adverse to either Acquisition Sub or Parent the Seller Board Recommendation; (ii) Seller shall have failed to include in the Proxy Statement the Seller Board Recommendation or a statement to the effect that the board of directors of Seller has determined and believes that the transactions contemplated by this Agreement are in the best interests of Seller's stockholders; (iii) the board of directors of Seller shall have approved, endorsed or recommended any Acquisition Proposal; (iv) Seller shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal (other than a confidentiality agreement that is entered into in accordance with Section 5.04(a)); (v) a tender or exchange offer relating to securities of Seller shall have been commenced and Seller shall not have sent to its security holders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that Seller recommends rejection of such tender or exchange offer; or
(vi) Seller or any Representative of Seller shall have materially breached any of the provisions set forth in Section 5.04.

            "UCAL AGREEMENT" shall have the meaning set forth in Section 2.03(b)(viii).

            "WARN ACT" shall have the meaning set forth in Section 3.18(d).

            "WARRANTIES" shall have the meaning set forth in Section 2.01(i).

      SECTION 1.02. INTERPRETATION AND RULES OF CONSTRUCTION.

Definitions contained in this Agreement apply to singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires. The terms "hereof," "herein," "hereby" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms "includes" and the word "including" and words of similar import shall be deemed to be followed by the words "without limitation." Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified.

                                   ARTICLE 2
                           PURCHASE AND SALE OF ASSETS

      SECTION 2.01. PURCHASE AND SALE OF ASSETS.

In accordance with and subject to the terms and conditions of this Agreement, on the Closing Date, Seller shall sell and assign to Acquisition Sub, and Acquisition Sub shall purchase from Seller, free and clear of all Liens all right, title and interest in and to the following assets, properties, rights and claims of Seller:

            (a) all of Seller's machinery, equipment, supplies, tools and other fixed assets (including, but not limited to product development equipment and production equipment), including those items listed on Schedule 2.01(a) attached hereto (collectively, the "EQUIPMENT");

            (b) the Contracts listed on Schedule 2.01(b) attached hereto, which include, but are not limited to, all distributor, manufacturing and license agreements related to the Products (collectively, the "ASSUMED CONTRACTS");

            (c) all of Seller's Intellectual Property, including without limitation Patents, Trademarks, Copyrights, Software, and Proprietary Rights, and any licenses thereto, including those Patents and Trademarks listed on
Schedule 2.01(c) attached hereto (collectively, the "PURCHASED INTELLECTUAL PROPERTY");

            (d) all finished goods, inventories and all raw materials, work-in-process inventories, packaging materials and other items of tangible property, including products or supplies on hand or in transit, whether located in public or off-site warehouses or on property leased by Seller, including those listed on Schedule 2.01(d) attached hereto (collectively, the "INVENTORY");

            (e) all rights to any non-refundable prepayments under any of the Assumed Contracts (the "NON-REFUNDABLE PREPAYMENTS");

            (f) all documents, records, and files (both written and electronic) concerning the Products relating to or arising from activities such as development, design, testing, clinical study, labeling, manufacture, and distribution of the Products and any modifications thereto and from FDA regulatory compliance activities, including but not limited to: the entire PMA; all PMA supplements; all correspondence with the FDA related to the Products; all Device Master Records (as such term is defined in the QSR), Design History Files (as such term is defined in the QSR) and Device History Records (as such term is defined in the QSR); all manufacturing and quality control records, documents, files, and standard operating procedures necessary to enable Parent or Acquisition Sub to manufacture (or have a third party manufacture) the Products in substantial compliance with the QSR; and all documents, records, and files of any kind established, kept or maintained in support of PMA approval for the Products and/or pursuant to any and all FDA regulatory requirements (collectively the "DOCUMENTATION");

            (g) all documents, records, and files (both written and electronic) concerning the Products relating to or arising from activities such as development, design, testing, clinical study, labeling, manufacture, and distribution of the Products and any modifications thereto and arising from any foreign regulatory compliance requirements, including but not limited to: all obligations and rights governed by the Medical Device Directive; all correspondence with any foreign regulatory body or authority related to the Products; all manufacturing and quality control records, documents, files, and standard operating procedures necessary to enable Parent or Acquisition Sub to manufacture (or have a third party manufacture) the Products in substantial compliance with any foreign regulatory compliance requirements; and all documents, records, and files of any kind established, kept or maintained in support of any foreign regulatory approval for the Products and/or pursuant to any and all foreign regulatory requirements (collectively the "FOREIGN DOCUMENTATION");

            (h) all Claims, or rights of Seller which would give rise to a Claim, by Seller as of the Closing Date, except for any Claims related to the Excluded Assets and Excluded Liabilities referenced in Section 2.02 and Section 2.03, respectively, below (collectively the "CHOSES IN ACTION");

            (i) all guarantees, warranties, indemnities and similar rights in favor of Seller with respect to any of the Purchased Assets (collectively the "WARRANTIES");

            (j) all of Seller's books and records related to the Purchased Assets, subject to the right of Seller to retain copies of all or any portion of such books and records (collectively the "BOOKS AND RECORDS"), except for any books and records included as part of the Excluded Assets referenced in Section
2.02 below;

            (k) to the extent transferable or assignable, all of the Permits of Seller related to the Purchased Assets (the "TRANSFERRED PERMITS");

            (l) any insurance proceeds or rights to insurance proceeds that have become Purchased Assets pursuant to Section 5.03 hereof ("INSURANCE PROCEEDS");

            (m) all of Seller's rights in the PMA P990026 and supplements as set forth on Schedule 3.05(b) and as approved by the FDA (the "PURCHASED PMA");

            (n) all of Seller's rights in the CE Marking as set forth on
Schedule 2.01(n) and as approved by the United Kingdom BSI (the "PURCHASED CE MARKING"); and

            (o) all goodwill of Seller (the "GOODWILL" collectively with the Purchased CE Marking, Purchased PMA, Insurance Proceeds, Transferred Permits, Books and Records, Warranties, Choses in Action, Foreign Documentation, Documentation, Inventory, Non-Refundable Prepayments, Purchased Intellectual Property, Assumed Contracts and Equipment, the "PURCHASED ASSETS").

      SECTION 2.02. EXCLUDED ASSETS.

Notwithstanding anything to the contrary in this Agreement, Acquisition Sub and Parent expressly understand and agree that the following assets and properties of Seller (collectively the "EXCLUDED ASSETS") shall be excluded from the Purchased Assets:

            (a) all cash, cash equivalents and investments of Seller;

            (b) all accounts and notes receivable of Seller, and any refunds due to Seller including but not limited to refunds on prepaid expenses and insurance;

            (c) all of Seller's potential Tax refunds or adjustments;

            (d) the Redwood City Lease;

            (e) except as listed on Schedule 2.01(a), all office and laboratory equipment, furniture, supplies and computers that are not directly utilized with the Purchased Assets and that are located at the Redwood City Facility;

            (f) any Contracts with any Business Employee, including without limitation, any termination, employment, retention, change-in-control or severance Contract;

            (g) all rights and Claims in favor of Seller, books, records and other documentation with respect to Seller's arbitration and contractual dispute with Ortho-McNeil Pharmaceutical, Inc./Johnson & Johnson concerning the purchase of assets set forth in the November 17, 1999 Asset Purchase Agreement between Seller and Ortho-McNeil Pharmaceutical, Inc. and related documents (the "JOHNSON & JOHNSON CLAIM");

            (h) all rights with respect to Seller's arbitration with Sanofi;

            (i) all financial records of Seller;

            (j) all employee and personnel records of Seller;

            (k) all Contracts of Seller other than the Assumed Contracts;

            (l) the minute books and stock transfer records of Seller, and any other documents and legal files relating to the organization, maintenance and existence of Seller as a corporation; and

            (m) any insurance proceeds that have become Excluded Assets pursuant to Section 5.03.

      SECTION 2.03. LIABILITIES.

            (a) Except as limited by Section 2.03(b), at Closing, Acquisition Sub shall assume and become responsible for (i) Liabilities under the Assumed Contracts arising on or after the Closing Date; (ii) any Liabilities that have become Assumed Liabilities pursuant to Section 5.03; and (iii) any tort Liability (including without limitation, any contingent tort Liability) related to or arising out of any of the Products sold on or after the Closing Date (collectively, the "ASSUMED LIABILITIES").

(b) Notwithstanding anything to the contrary in this Agreement, except for the Assumed Liabilities, neither Parent nor Acquisition Sub shall assume, nor shall either of them be deemed to assume, any Liability of Seller of any kind or nature (collectively, the "EXCLUDED LIABILITIES"). In furtherance and not in limitation of the foregoing, neither Parent nor Acquisition Sub is or shall become (i) by reason of the purchase of the Purchased Assets, (ii) by reason of any other act or failure to act on either of their part, or (iii) for any other reason, liable in any manner for any Liabilities of Seller. Without limiting the generality of the foregoing, and without regard to whether any Law, Governmental or Regulatory Authority, or other third party may impose any Liability of Seller, in whole or in part, on Acquisition Sub or Parent, neither Parent nor Acquisition Sub shall assume, and Seller shall continue to be liable for, all Liabilities of Seller (including, without limitation, any tort Liability of Seller resulting from the sale of the Products prior to the Closing Date and warranties in connection with any goods or services provided or sold by Seller on or prior to the Closing Date, provided that Acquisition Sub or Parent will supply replacement product on such warranty claims to the extent Acquisition Sub or Parent has such replacement product in its finished goods inventory at the time of such warranty claim and such replacement product is not beyond its expiration date) not otherwise specifically assumed by either Parent or Acquisition Sub under this Agreement, including, without limitation, any Liability of Seller:

                  (i) for Taxes;

                  (ii) for accounts or trade payables;

                  (iii) related to Environmental Laws;

                  (iv) related to the Redwood City Lease;

                  (v) with respect to the Johnson & Johnson Claim;

                  (vi) with respect to Seller's arbitration with Sanofi;

                  (vii) with respect to any termination, employment or severance agreement or obligation with any current or former Business Employee which exist as of the date hereof or which shall arise in the future including, but not limited to, (A) any notification, debt, obligation, contribution or other Liability under the WARN Act, any successor United States federal Law, and any other applicable plant closing notification Law, with respect to any mass layoff, layoff or plant closing relating to the Business and (B) any and all obligations arising under the continuation coverage requirements of Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985 (29 U.S.C. Sections 1161-1169) ("COBRA") or other applicable Law with respect to the Business Employees and their beneficiaries who experience a "Qualifying Event" (as defined in COBRA) on or after the Closing Date;

                  (viii) the minimum royalties due under Seller's license agreement with the University of California (the "UCAL AGREEMENT") for the year 2004 (payable in February 2005);

                  (ix) with respect to any of the items listed on Schedule 3.04(b);

                  (x) with respect to any tort Liability (including without limitation, any contingent tort Liability) related to or arising out of any of the Products sold prior to the Closing Date; and

                  (xi) related to any termination or settlement Liabilities with Seller's suppliers or distributors.

      SECTION 2.04. CONSIDERATION; CASH PAYMENTS AT CLOSING.

            (a) The aggregate purchase price for the Purchased Assets shall be Ten Million Dollars ($10,000,000) (the "CONSIDERATION").

            (b) At the Closing, Acquisition Sub shall pay the Consideration as follows:

                  (i) the amount set forth in the Pay-Off Letter shall be paid to Sanofi thereof by wire transfer of immediately available funds to the accounts designated in the Pay-Off Letter;

                  (ii) an amount, if any, equal to the Consideration less any amount paid by Acquisition Sub in clause (i), shall be paid to Seller by wire transfer of immediately available funds to the account designated by Seller. Seller shall provide written notice to Acquisition Sub of the account to receive such wire transfer at least three (3) Business Days prior to the Closing Date.

      SECTION 2.05. THE CLOSING.

The purchase and sale of the Purchased Assets shall take place (the "CLOSING") at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, Philadelphia, PA 19103, commencing at 1:00 p.m. local time on the third (3rd) Business Day following the date upon which all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) have been satisfied or waived or such other date or time as the parties may mutually determine but in no case later than the Termination Date. The date and time of the Closing are referred to herein as the "CLOSING DATE."

      SECTION 2.06. GUARANTY OF PARENT.

Parent hereby absolutely and unconditionally guarantees all obligations of the Acquisition Sub under this Agreement, including without limitation the payment of the Consideration set forth in Section 2.04. Parent acknowledges and agrees that: (i) this is a guarantee of payment and performance and not of collectibility only; (ii) Parent's responsibility for its obligations under this Agreement are in no way conditioned upon any requirement that Seller and the Seller Indemnified Parties first attempt to collect from Acquisition Sub with respect to any of Parent's and Acquisition Sub's obligations hereunder; and
(iii) Parent hereby waives any and all suretyship protections that are waivable under applicable Law.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Parent and Acquisition Sub as follows:

      SECTION 3.01. ORGANIZATION.

Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Seller possesses the full corporate power and authority to own its assets, including without limitation the Purchased Assets. Seller is duly qualified or registered to do business in each jurisdiction where such qualification or registration is required by applicable Law, except where the failure to be duly qualified or registered would not have a Material Adverse Effect.

      SECTION 3.02. SELLER ACTION.

Seller's board of directors, at a meeting duly called and held, has by the unanimous vote of all directors of Seller (i) determined that this Agreement and the transactions contemplated hereby, are fair to Seller and in the best interests of Seller and its stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, in accordance with the requirements of the Delaware General Corporation Law Act ("DGCL"), (iii) declared that this Agreement is advisable, and (iv) resolved to recommend that stockholders of Seller approve and adopt this Agreement (all of the foregoing clauses (i) through (iv) shall collectively constitute the "SELLER BOARD RECOMMENDATION").

      SECTION 3.03. CAPITAL STOCK.

As of December 1, 2004, the authorized capital stock of Seller consisted of (i) ninety-five million (95,000,000) shares of common stock, par value $.001 per share ("SELLER COMMON STOCK"), of which forty-one million nine thousand and two hundred fifty one (41,009,251) shares were issued and outstanding as of that date; and (ii) five million (5,000,000) shares of preferred stock, par value $.001 per share of which zero (0) shares were issued and outstanding or held by Seller in its treasury as of such date. As of the date hereof, there are fewer than two thousand (2,000) holders of record of Seller Common Stock.

      SECTION 3.04. COMPLIANCE WITH LAW.

Unless addressed elsewhere in this Article 3 with respect to the compliance with specific Laws or categories of Laws:

            (a) The operations of Seller, the conduct of the Business, as and where the Business has been or presently is conducted, and the ownership, possession and use of the Purchased Assets of Seller has complied and currently do comply with all applicable Laws, including without limitation, SOX, except where the failure to have complied or to be in compliance would not result in a Material Adverse Effect.

            (b) Except as described on Schedule 3.04(b), from January 1, 2004 through the date of this Agreement, Seller has not received any notice, charge, claim, complaint, citation, action or assertion from any Governmental or Regulatory Authority regarding any actual or possible material violation of, or failure to comply in any material respect with, any Law.

      SECTION 3.05. FDA AND OTHER REGULATORY COMPLIANCE.

            (a) Seller only sells its Products in the United States and the United Kingdom.

            (b)Seller has made available to Parent all registrations, applications, licenses, requests for exemption, permits, listings or other Governmental Authorizations filed by Seller with the FDA (a listing of which is attached hereto as Schedule 3.05(b)) (the "FDA PERMITS"). Other than as listed on Schedule 3.05(b) and Schedule 3.09(a), Seller is not required to file, obtain or maintain any registration, application, license, request for exemption, permit, listing or other Governmental Authorization with the FDA or any other Governmental or Regulatory Authority required to conduct the Business. Seller has operated in compliance, in all material respects, with the FDA Permits. All FDA Permits are valid and in full force and effect.

            (c)None of Seller's Products are misbranded, adulterated, or otherwise in violation of the Federal Food, Drug, and Cosmetic Act ("FDC ACT") and the regulations thereunder. Seller has complied with the provisions of the FDC Act and regulations thereunder applicable to the conduct of the Business. Such compliance includes, but is not limited to, the following:

                  (i)The Products have been commercially distributed in compliance with the Conditions of Approval set forth by the FDA in Seller's PMA approval letter ("CONDITIONS OF APPROVAL") included in the Purchased PMA. Seller has complied in all material respects with all Conditions of Approval of the Purchased PMA.

                  (ii) The Products, including those in Inventory, have been manufactured in accordance with applicable requirements of the Quality System Regulation, 21 C.F.R. Part 820 ("QSR").

                  (iii) Seller has established, kept, and maintained all records, documentation and files required by: the Medical Device Reporting regulation (21 C.F.R. Part 803); the Medical Device, Reports of Corrections and Removals regulation (21 C.F.R. Part 806), and the QSR. Seller has submitted to the FDA all reports required under the foregoing regulations (21 C.F.R. Parts 803, 806, and 820). A full and complete listing of MDR reports filed with the FDA under 21 C.F.R. Part 803 is attached hereto as Schedule 3.05(c)(iii).

                  (iv) All complaints about the Products have been timely reviewed, evaluated, and investigated as appropriate, and adequate corrective and preventive action has been or is in the process of being timely implemented, all as required under 21 C.F.R. Sections 820.100, 820.198 and other applicable provisions of the QSR. Seller has provided Parent with a list of all such complaints.

                  (v)Seller has labeled, advertised, and promoted its Products in accordance with the provisions of the FDC Act, the FDA's implementing regulations, and the Conditions of Approval of the Purchased PMA.

                  (vi) FDA has categorized the Products as "waived" under the Clinical Laboratory Improvement Amendments of 1988.

            (d)There are no Form 483 inspection reports, untitled or warning letters, investigations, actions, suits, or Proceedings pending or, to the knowledge of Seller, threatened by the FDA, the Department of Justice, or the Department of Health and Human Services against Seller, or any officer or employee, seeking or that could potentially result in: revised labeling or advertising; voluntary or mandatory recalls; repair, replacement or refunds; injunction; product seizure; limitations, suspension or revocation of any clearance, license, approval or authorization of Seller; or the imposition of civil or criminal fines or penalties. There are no rulemaking or similar Proceedings before the FDA or comparable Governmental or Regulatory Authority that involve or affect Seller.

            (e)Seller has submitted all reports and other documentation necessary to be submitted in accordance with all applicable Laws of the United Kingdom. Seller has correctly affixed the CE Marking to the Products after a conformity assessment by the British Standards

Institute ("BSI"). Seller has labeled, advertised, and promoted its devices in conformity with all applicable foreign Laws. Neither Seller nor its distribution partners, if any, have received notification of the violation of any applicable regulatory Law administered or issued by any Governmental or Regulatory Authority of the United Kingdom, European Union or any other foreign jurisdiction. Seller is in compliance with all applicable foreign regulatory Law.

      SECTION 3.06. SEC FILINGS.

            (a) Seller has made available to Parent accurate and complete copies of all registration statements, definitive proxy statements and other statements, reports, schedules, forms and other documents (and all amendments or supplements thereto) filed or furnished by Seller with the Securities and Exchange Commission (the "SEC") since January 1, 2004 (the "SELLER SEC DOCUMENTS"). All statements, reports, schedules, forms and other documents required to have been filed or furnished by Seller with the SEC since January 1, 2004 have been so filed or furnished and in a timely manner. Each of the Seller SEC Documents complies in all material respects with the applicable requirements of SOX, the Securities Act or the Exchange Act (as the case may be); and none of the Seller SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The consolidated financial statements (including any related notes) contained in Seller SEC Documents: (i) when filed, complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) when filed, were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC, and except that the unaudited interim financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments), and (iii) when filed, fairly presented in all material respects the consolidated financial position of Seller as of the respective dates thereof and the consolidated results of operations and cash flows of Seller for the periods covered thereby, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The unaudited balance sheet of Seller as of September 30, 2004 included in Seller's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 is sometimes referred to as the "LATEST BALANCE SHEET".

      SECTION 3.07. IMPORT/EXPORT LAWS.

Seller is currently in compliance with all Laws related to the import and export of items into and out of the United States and the terms and conditions of any Permits relating to the export or import of any items (whether tangible property, Intellectual Property or otherwise) except where the failure to be in compliance would not result in a Material Adverse Effect. Since December 16, 1999, Seller has not received any Claims of past or present unlawful export or import of any items or has received any information that forms or could form the basis of any such Claim against Seller whose Liability for such a Claim Seller has or may have retained or assumed whether by Contract or operation of law.

      SECTION 3.08. ASSETS.

            (a) Seller has good and transferable title to all of the Purchased Assets and has the right to transfer all rights, title and interest in the Purchased Assets, free and clear of any Lien other than (i) Liens securing Taxes, all of which are due but not delinquent or are being contested in good faith ("TAX LIENS") and (ii) the Sanofi Liens ((i) and (ii) collectively are the "PERMITTED LIENS").

            (b) All Equipment is in commercially reasonable operating condition and repair, subject to normal wear and is useable in the ordinary course of Business.

      SECTION 3.09. PERMITS.

            (a) Seller holds all clearances, approvals, registrations, authorizations, and orders of any Governmental or Regulatory Authority required for the conduct of the Business and the Purchased Assets (the "PERMITS") (a listing of which is attached hereto as Schedule 3.09(a) and Schedule 2.01(n)). Seller is operating in compliance, in all material respects, with all of the Permits. All of the Permits are valid and in full force and effect.

            (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will result in the termination or adverse modification of any of the Permits held by Seller, and all of the Permits used in the operation of the Purchased Assets will, to the extent permitted by Law or Governmental or Regulatory Authority, be transferred to Acquisition Sub or Parent at Closing.

      SECTION 3.10. LIABILITIES.

Seller does not have any material liabilities other than (i) liabilities reflected on the Latest Balance Sheet or in the notes thereto, (ii) liabilities set forth on Schedule 3.10, (iii) liabilities under any Contracts, provided that as of September 30, 2004, no such liability consisted of or resulted from a Default under any such Contract, and (iv) liabilities incurred since September 30, 2004 and not in breach of any of the representations and warranties made in
Section 3.13.

      SECTION 3.11. PRODUCTS LIABILITY.

Seller has no Liability and, to Seller's knowledge, there is no reasonable basis for or any Claim pending, arising out of any injury to any Person or property as a result of the ownership, possession, or use of any Seller Device.

      SECTION 3.12. PRODUCT WARRANTY.

Set forth on Schedule 3.12 are the standard forms of Product warranty of Seller and any other warranty used by Seller. Since December 31, 2003 through the date hereof, no Claims for breach of Product warranties to customers have been received by Seller with the exception of standard product returns under Seller's warranty policy that result in Product replacements. All Product replacements arising under standard product returns or otherwise have been fulfilled.

      SECTION 3.13. OPERATIONS SINCE DECEMBER 31, 2003.

Except as set forth in Seller SEC Documents and as set forth on Schedule 3.10, since December 31, 2003:

            (a) Seller has not incurred any material liability, acquired or disposed of any business or assets, or entered into any Contract or other transaction, involving an amount exceeding Two Hundred Thousand Dollars ($200,000) in any single case or One Million Dollars ($1,000,000) in the aggregate; provided, however, that legal, independent auditor and insurance fees are not included in these amounts.

            (b) Seller has not: (i) entered into a Specified Contract inconsistent with past practices, (ii) adopted or entered into any new Employee Benefit Plan, or modified or waived any right under any existing Employee Benefit Plan or any Contract or award under any existing Employee Benefit Plan, except for such modification or waiver effected to comply with Law or otherwise in the ordinary course of business and consistent with past practices, (iii) participated in any merger, consolidation, reorganization, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction, (iv) acquired the business or any bulk assets of any other Person, (v) changed any of its methods of accounting or accounting practices in any respect except as required by Law or to comply with changes in governing accounting principles, (vi) commenced or settled any Proceeding, or (vii) recognized any union or labor organization as the representative of Seller's employees.

      SECTION 3.14. REAL PROPERTY.

            (a) Seller does not own any Real Property or interest therein.

            (b) The Redwood City Lease is the only Real Property Contract pursuant to which Seller leases, subleases or otherwise occupies any Real Property, a true and correct copy of which has been made available to Parent. Pursuant to the Redwood City Lease, Seller has validly existing and enforceable leasehold, subleasehold or occupancy interests in the Real Property leased thereunder.

      SECTION 3.15. ENVIRONMENTAL.

            (a) All activities and conduct of Seller, and to Seller's knowledge, its predecessors, comply and have complied with all Environmental Laws, except where the failure to have complied or be in compliance would not result in a Material Adverse Effect. Neither Seller, nor to Seller's knowledge, any other Person (including any of Seller's predecessors), has disposed of, released, or threatened to release, any Substances on, under, in, from or about the Real Property leased by Seller, that has subjected, or could reasonably be expected to subject, Seller to any material Liability under any Environmental Law. Neither Seller nor, to Seller's knowledge, any of Seller's predecessors, has Handled, disposed of, or arranged for or permitted the disposal of, Substances on any real property owned by third parties that has subjected, or could reasonably be expected to subject, Seller to any material Liability under any Environmental Law.

            (b) Seller has not received any notice, demand, letter, claim or request for information alleging a violation of, or a material Liability under, any Environmental Law, and there are no Proceedings, actions, orders, decrees, injunctions or other claims, or, to the knowledge of Seller, any threatened actions or claims, relating to or otherwise alleging a material Liability under any Environmental Law.

      SECTION 3.16. INTELLECTUAL PROPERTY.

            (a) Schedule 2.01(c) sets forth an accurate and complete list of all United States and foreign Trademarks and Patents and for each item of registered or pending Purchased Intellectual Property, Schedule 2.01(c) includes the following information: (i) current owner of record, (ii) application and registration number, (iii) application and registrations dates, (iv) country, and (v) expiration date.

            (b) Each item of the Purchased Intellectual Property is valid and all necessary registration, maintenance and renewal fees relating to such Purchased Intellectual Property have been paid through March 31, 2005.

            (c) Seller owns and has good and transferable title to, or possesses adequate, legally enforceable and transferable rights to use under valid and subsisting written Licenses, each item of Purchased Intellectual Property as such item of Purchased Intellectual Property has been used or is being used, in each case free and clear of any Liens other than the Permitted Liens, and each item of Purchased Intellectual Property will be assigned to Acquisition Sub free and clear of any Liens other than Tax Liens at the Closing.

            (d) The operations of Seller in conducting the Business (including the performance of any Contract and the development, manufacture, marketing, production, sale and distribution of Products) as conducted in the past or as now conducted have not and do not, to the knowledge of Seller, (i) Infringe any Intellectual Property of any Person, (ii) except pursuant to a Contract between Seller and such Person, entitle any Person to any interest therein, or right to compensation from Seller or any of its successors or assigns, by reason thereof, or (iii) violate any applicable Law, except for such violations of applicable Law as would not result in a Material Adverse Effect.

            (e) Except as set forth on Schedule 3.16(e) hereto, with respect to Purchased Intellectual Property owned or licensed by Seller, Seller has the sole right to: (i) bring actions for past, present and future infringement, dilution, misappropriation or unauthorized use of the Purchased Intellectual Property, injury to goodwill associated with the Purchased Intellectual Property, unfair competition or trade practices violations or other violations of the Purchased Intellectual Property; and (ii) receive all the proceeds from the foregoing set forth in subsection (i) hereof, including, without limitation, licenses, royalties, payments, claims, damages and proceeds of suit.

            (f) No Claim has been made, brought or, to Seller's knowledge, is threatened by any Person, and Seller has not received notice of any Claim: (i) alleging that any Purchased Intellectual Property or Products, or the use thereof, infringes, violates, dilutes or misappropriates or has infringed, violated, diluted or misappropriated (collectively "INFRINGES") the rights of any Person; (ii) challenging the ownership, validity or enforceability of any Purchased Intellectual Property; or (iii) alleging that the conduct of the Business, including, without limitation, any products or services or the actual or contemplated use, offer or provision thereof by Seller, Infringes the rights of any Person. To Seller's knowledge, neither the manufacture, use, sale or offer to sell of the Products Infringes the rights of any Person.

            (g) Seller has not threatened or initiated any Claim against any Person alleging that such Person Infringes any Purchased Intellectual Property, and no such Claim is currently pending or being considered.

            (h) Seller has taken all commercially reasonable actions to protect and preserve the security, confidentiality and value of all Purchased Intellectual Property.

            (i) All personnel of Seller, including without limitation all current and former officers, employees, agents, developers, consultants and contractors, who have or have had access to, or have contributed to or participated in the conception, reduction to practice, creation or development of the Purchased Intellectual Property either: (i) are a party to a "work-for-hire" agreement that has accorded and assigned to Seller all right, title and interest in and to all Intellectual Property and all tangible and intangible property created or developed, in whole or in part, by such Person; or (ii) have executed appropriate instruments of assignment in favor of Seller that have conveyed to Seller, and that contain a continuing obligation to convey to Seller, all right, title and interest in and to all Intellectual Property and all tangible and intangible property created and/or developed, in whole or in part, by such Person.

            (j) Each current and former director, officer, employee, agent, developer, consultant and contractor who has had or has access to, contributed to or participated in the creation and/or development of any Intellectual Property used in connection with the operation of the Business for, on behalf of, or at the instruction of Seller, has executed a confidentiality and nondisclosure agreement that protects the confidentiality of confidential information and Intellectual Property used in connection with the operation of the Business in favor of Seller.

            (k) Seller has not received any notice of a Claim nor, to Seller's knowledge, is it reasonably likely that any of the Purchased Intellectual Property is invalid, unenforceable, or misused.

            (l) Seller has not assigned, licensed, leased, sold, placed in escrow or otherwise transferred, disposed of or released any interest which Seller has or had in or to any Purchased Intellectual Property except for the Sanofi Liens.

            (m) The Intellectual Property Communications will set forth all Patent and Trademark due dates prior to March 31, 2005. The Patent and Trademark Listing will set forth all Patents and Trademarks, the due dates of all actions to be taken in order to maintain such Patents and Trademarks and all foreign patent associates handling each Patent and Trademark.

      SECTION 3.17. CONTRACTS.

            (a) Seller has made available to Parent copies of all Contracts to which Seller is a party or by which Seller is bound (collectively, the "SPECIFIED CONTRACTS"), grouped into the following categories:

                  (i) Contracts for the purchase, license, lease and/or maintenance of or rights in the Purchased Intellectual Property;

                  (ii) Contracts for the purchase or lease of Real Property or otherwise concerning Real Property owned or used by Seller in the Business;

                  (iii) loan agreements, mortgages, notes, and guarantees and other financing Contracts;;

                  (iv) employment, independent contractor, collective bargaining, consulting and sales representative Contracts (excluding oral Contracts with employees for "at will" employment);

                  (v) Contracts with suppliers, manufacturers, distributors or other Persons in the supply, manufacture or distribution chain related to the Business;

                  (vi) settlement or other Contracts related to any Assumed Liabilities; and

                  (vii) other material Contracts, including Contracts for the purchase, lease and/or maintenance of equipment for use in the Business, in each case where the Contract requires payments in excess of $100,000 or where all such Contracts require payments in excess of $500,000 in the aggregate.

            (b) With respect to each of the Specified Contracts to which Seller is a party or is bound, Seller is not in Default thereunder and, to the knowledge of Seller, none of the other parties to any Specified Contract is in Default thereunder. Each Specified Contract to which Seller is a party or is bound, is valid and enforceable against Seller and, to the knowledge of Seller, against the other party or parties thereto, except where the failure to be valid and enforceable would not result in a Material Adverse Effect. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not result in the breach of, or create on behalf of any Person the right to terminate or modify, any Specified Contract, except as set forth on
Schedule 3.25 hereto and the employment agreements between Seller and its officers.

      SECTION 3.18. EMPLOYEES.

            (a) Seller is in compliance in all material respects with all Laws respecting employment practices. Seller is not a party to or bound by any labor Contract, collective bargaining agreement, letter of understanding, or any other Contract, formal or informal, with any labor union or organization, nor is any such Contract expired, in effect or being negotiated by or on behalf of Seller. None of Seller's employees represented by any labor union or organization, nor to Seller's knowledge, has Seller received written notice or other communication that a union claims to represent any of the employees of Seller, and no union has made such a claim to Seller within the last five years. No representations have been made by Seller to any of its employees with respect to Acquisition Sub's or Parent's intentions to employ Seller's employees; provided, however, that during the pre-Closing period, Seller may advise its employees that Parent and Acquisition Sub have no obligation to offer employment to Seller's Business Employees.

            (b) There are no controversies pending or, to the knowledge of Seller, threatened between Seller and any of its employees, except for such controversies that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (c) Seller is not engaged in any and has not been charged with any unfair labor practice of any nature.

            (d) Since December 16, 1999, Seller has not effectuated (i) a "plant closing" as defined in the Worker Adjustment and Retraining Notification Act ("WARN ACT"), affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Seller or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Seller; nor has Seller been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local or foreign Law or regulation similar to the WARN Act. To the knowledge of Seller, Seller's employees have not suffered an "employment loss" (as defined in the WARN Act) in the previous ninety (90) calendar days. Seller has complied in all material respects with its obligations under the WARN Act, or any similar local, state or foreign Law and shall be solely liable and responsible for any debt, obligation contribution or other Liability arising from any failure by Seller to comply fully with the WARN Act or any similar local, state or foreign Law.

            (e) Seller has not received written notice of the intent of any federal, state, local or foreign Governmental or Regulatory Authority responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to Seller and, to Seller's knowledge, no such investigation is in progress.

      SECTION 3.19. EMPLOYEE BENEFIT PLANS.

            (a) Neither Seller nor any ERISA Affiliate is subject to (i) any Liability for contributions or withdrawal Liability, contingent or otherwise, within the meaning of Sections 4201 and 4204 of ERISA, under any the Employee Benefit Plan maintained, sponsored, contributed to or required to be contributed to by Seller or by any ERISA Affiliate, (ii) any Liens in connection with any Employee Benefit Plan maintained, sponsored, contributed to or required to be contributed to by Seller or by any ERISA Affiliate, or (iii) any Liability under
Section 4062, 4063, 4064 or 4069 of ERISA with respect to any Employee Benefit Plan maintained, sponsored, contributed to or required to be contributed to by Seller or by any ERISA Affiliate.

            (b) No Employee Benefit Plan is now, or ever was, (i) subject to Title IV of ERISA or (ii) a Multiemployer Plan.

            (c) No Employee Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to Business Employees after retirement or other termination of service other than (i) coverage mandated by applicable Law, (ii) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA) that is qualified under Section 401(a) of the Code, (iii) benefits, the full cost of which is borne by the Business Employees (or his or her beneficiary), or (iv) by the terms of an employment agreement.

      SECTION 3.20. TAXES.

            (a) Seller has filed all material Tax Returns required to be filed by it. All such Tax Returns were correct and complete in all material respects. All material Taxes owed by Seller (whether or not shown or required to be shown on any Tax Return) have been paid. Seller is not currently the beneficiary of any extension of time within which to file any Tax Return.

            (b) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, agent, representatives, suppliers, creditor, stockholders or other Person and all Internal Revenue Service Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

            (c) There is no material dispute or claim concerning any Tax Liability of Seller either (A) claimed or raised by any authority in writing or
(B) as to which any of the directors and officers of Seller (and employees responsible for Tax matters) of Seller has knowledge based upon personal contact with any agent of such authority.

            (d) Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (e) The unpaid Taxes of Seller (A) did not, as of the date of the Latest Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Latest Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time in accordance with the past custom and practice of Seller in filing their Tax Returns.

            (f) None of the Assumed Liabilities is an obligation to make a payment that is not deductible under Section 280G of the Code, or would constitute compensation in excess of the limitations set forth in Section 162(m) of the Code.

            (g) Seller is not a party to, is not bound by, and has no Liability under any Tax sharing agreement or similar Contract. Seller (A) is not, and has never been, a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code and (B) has no Liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract or otherwise.

      SECTION 3.21. PROCEEDINGS AND JUDGMENTS.

There is no pending Proceeding, and, to the knowledge of Seller, no Person has threatened to commence any Proceeding that involves Seller or any of the Purchased Assets, which has had or would reasonably be expected to have a Material Adverse Effect. Seller is not subject to any outstanding and unsatisfied judgment except for the Sanofi Liens.

      SECTION 3.22. INSURANCE.

Schedule 3.22 attached hereto sets forth a complete and accurate list, of Seller's insurance as of the date hereof (including policy number, amount and type of coverage) maintained on its respective properties and assets (including the Purchased Assets) and with respect to its employees and representatives, directors and officers, product liability and business and which, in the reasonable judgment of Seller, covers risks customarily insured by Persons who engage in activities similar to the Business ("INSURANCE POLICIES"). Such insurance includes fire, casualty, business interruption and flood coverage in respect of all of the Purchased Assets owned or leased by Seller. To Seller's knowledge, all such insurance policies are valid, binding and enforceable in accordance with their terms against the respective insurers, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditor's rights generally. To Seller's knowledge, no insurer is the subject of insolvency Proceedings. Seller has notified its respective insurance carriers of all litigation, claims and facts that could reasonably give rise to a claim, all of which are set forth on
Schedule 3.22 attached hereto. Except as set forth on Schedule 3.22, Seller has received no written notices from its insurance carrier disclaiming coverage or defending a reservation of rights clause as to any of such notifications.

      SECTION 3.23. EFFECT OF AGREEMENT; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES.

            (a) Seller has the requisite corporate power and authority to execute, deliver and perform this Agreement and each of the documents, agreements and instruments to be executed, delivered and performed by it in connection with this Agreement (collectively the "SELLER COLLATERAL DOCUMENTS"), and Seller has all requisite power and authority to transfer the Purchased Assets to Acquisition Sub.

            (b) The execution, delivery and performance of this Agreement and each of the Collateral Documents by Seller, and the consummation of the transactions contemplated by this Agreement and thereby, have been duly authorized by all necessary corporate action on the part of Seller, other than the Required Seller Stockholder Vote, and requires no further authorization or consent by Seller, Seller's stockholders or any other Person other than the approval thereof by Seller's stockholders. This Agreement and the Seller Collateral Documents have been duly executed and delivered by Seller and, subject to receipt of approval by Seller's stockholders assuming due execution and delivery by Parent and Acquisition Sub, constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms.

            (c) Seller is not subject to any "moratorium", "control share", "fair price" or other anti-takeover laws and regulations of any state (collectively the "TAKEOVER LAWS") that would affect this Agreement or the transactions contemplated hereby. Seller's board of directors has approved this Agreement and the transactions contemplated hereby for the purpose of such Takeover Laws.

      SECTION 3.24. ASSUMED CONTRACTS.

Since January 1, 2004, there has been no termination, cancellation or material curtailment of any Assumed Contract with any supplier or group of affiliated suppliers nor has there been any written notice of intent to so terminate, cancel or materially curtail.

      SECTION 3.25. REQUIRED NON-GOVERNMENTAL CONSENTS.

Schedule 3.25 sets forth those Assumed Contracts requiring a Consent by any Person as a result of the execution, delivery or performance of this Agreement by Seller or the consummation of the transactions contemplated hereby (the "REQUIRED NON-GOVERNMENTAL CONSENTS").

      SECTION 3.26. SOLVENCY

            (a) Seller is Solvent for all purposes as that term is defined herein and the transactions contemplated by this Agreement will not render Seller Insolvent;

            (b) By entering into the transactions contemplated by this Agreement, Seller does not intend to incur, and does not believe that it will incur, debts that will be beyond Seller's ability to pay as such debts mature; and

            (c) Seller is not entering into the transactions contemplated by this Agreement or incurring any obligation pursuant to this Agreement with the intent to hinder, delay, or defraud any creditor to which Seller is or may become indebted.

      SECTION 3.27. FINISHED GOODS INVENTORY.

            (a) The finished goods inventory of Seller consists of items manufactured in accordance with applicable requirements of the QSR and ISO 13485, subject to any expiration dates, are useable and salable in accordance with the Purchased PMA and the Purchased CE Marking.

            (b) All Products in Inventory have a shelf life designation that is valid and expires according to Schedule 2.01(d) attached hereto.

      SECTION 3.28. VOTE REQUIRED.

The affirmative vote of the holders of a majority of the shares of Seller Common Stock outstanding on the record date and entitled to vote at Seller Stockholders' Meeting (the "REQUIRED SELLER STOCKHOLDER VOTE") is the only vote of the holders of any class or series of Seller's capital stock necessary to adopt this Agreement, approve or consummate any of the other transactions contemplated by this Agreement.

      SECTION 3.29. NON-CONTRAVENTION; CONSENTS.

Subject to the adoption of this Agreement by the holders of Seller Common Stock, neither (i) the execution, delivery or performance by Seller of this Agreement, nor (ii) the consummation by Seller of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation or bylaws of Seller, or any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of Seller, which resolution has not been superseded;

            (b) contravene, conflict with or result in a violation of, or give any Governmental or Regulatory Authority or other Person the right to challenge the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Law or any Judgment to which Seller, or any of the Purchased Assets, is subject;

            (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental or Regulatory Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by Seller that relates to the Business or to any of the Purchased Assets;

            (d) contravene, conflict with or result in a violation or breach of, result in a Default under or require Consent under, any provision of any Specified Contract to which Seller is a party or is bound, or give any Person the right to (i) declare a Default (or give rise to any right of termination, amendment, cancellation or acceleration) or exercise any remedy under any such Specified Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Specified Contract, (iii) accelerate the maturity or performance of any such Specified Contract, or (iv) cancel, terminate or modify any term of such Specified Contract; or

            (e) result in the imposition or creation of any Lien upon or with respect to any Purchased Asset.

Except as may be required by the Exchange Act and the DGCL, Seller was not, or is not, required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental or Regulatory Authority in connection with (i) the execution, delivery or performance of this Agreement by Seller, or (ii) the consummation by Seller of the transactions contemplated by this Agreement.

      SECTION 3.30. FAIRNESS OPINION.

Seller's board of directors has received the written opinion of First Albany Capital Inc., financial advisor to Seller, dated as of the date hereof, to the effect that as of such date the Consideration is fair to Seller from a financial point of view. Seller has furnished a true and correct copy of said written opinion to Parent.

      SECTION 3.31. FINANCIAL ADVISORY FEES AND AGREEMENTS.

            (a) Except as set forth on Schedule 3.31(a), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller. Seller has made available to Parent accurate and complete copies of all Contracts under which any fees, commissions and other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of First Albany Capital Inc.

            (b) Except as set forth on Schedule 3.31(a), Seller does not have any obligation or Liability of any nature under, or with respect to, any brokerage agreement, finders agreement, placement agency agreement, financial advisory agreement, underwriting agreement or similar agreement.

      SECTION 3.32. ASSUMED CONTRACTS; CUSTOMER CLAIMS.

Each of the Assumed Contracts is valid and enforceable against Seller, and to the knowledge of Seller, against the other party or parties thereto. Seller has made available to Parent true and complete copies of such Assumed Contracts. There are no existing material Defaults of Seller under any such Assumed Contract or, to the knowledge of Seller, any other parties thereto. There are no obligations of Seller to any other party to an Assumed Contract other than those obligations of Seller that are expressly provided for in such Assumed Contract. To the knowledge of Seller, there are no valid grounds for a Claim against Seller by any customer or former customer of Seller for fraud.

      SECTION 3.33. SUFFICIENCY OF PURCHASED ASSETS.

The Purchased Assets used in the operation of the Business are sufficient for the operation of the Business as was operated in the ordinary course. Except for the Excluded Assets, there are no assets used in the conduct of the Business, other than the Purchased Assets.

      SECTION 3.34. SECTION 203 OF THE DGCL NOT APPLICABLE.

Section 203 of the DGCL is not applicable to Seller.

      SECTION 3.35. FULL DISCLOSURE.

No representation or warranty by Seller contained in this Agreement or pursuant hereto and no statement contained in any document (including financial statements and certificates), or other writings furnished or to be furnished by Seller to Parent or Acquisition Sub or any of their Representatives (excluding financial forecasts, and other forward looking projections or information) pursuant to the provisions hereof or identified or referred to in the schedules hereto, when taken as a whole, contains untrue statement of material fact or omits any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not false or misleading.

                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                           PARENT AND ACQUISITION SUB

Parent and Acquisition Sub hereby jointly and severally represent and warrant to Seller as follows:

      SECTION 4.01. EXISTENCE AND POWER.

Parent is a corporation duly organized and validly existing and in good standing under the Laws of the State of Delaware. Acquisition Sub is a limited liability company duly formed, active and in good standing under the Laws of the State of Delaware.

      SECTION 4.02. AUTHORIZATION.

Parent and Acquisition Sub each have the requisite power and authority to execute, deliver and perform this Agreement and each of the documents, agreements and instruments to be executed, delivered and performed by either of them in connection with this Agreement (collectively the "PURCHASER COLLATERAL DOCUMENTS"). The execution, delivery and performance by Parent and Acquisition Sub of this Agreement and each of the Purchaser Collateral Documents, and the consummation of the transactions contemplated by this Agreement and thereby have been duly authorized by all necessary action on the part of Parent and Acquisition Sub and, except as set forth on Schedule 4.02, requires no other authorization or consent by Parent, Acquisition Sub or any other Person.

      SECTION 4.03. ENFORCEABILITY.

This Agreement and the Purchaser Collateral Documents have been duly executed and delivered by Parent and Acquisition Sub and (assuming due execution and delivery by Seller) constitute the legal, valid and legally binding obligations of Parent and Acquisition Sub, enforceable against them in accordance with their terms.

      SECTION 4.04. NONCONTRAVENTION.

Neither the execution, delivery and performance by Parent and Acquisition Sub of this Agreement, nor the consummation by Parent and Acquisition Sub of the transactions contemplated hereby, do or will (a) contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation or by-laws of Parent or the certificate of formation or operating agreement of Acquisition Sub or with any resolution adopted by the stockholders, members, boards of directors, any committee of the boards of directors or managers of Parent or Acquisition Sub, which resolution has not been superseded,
(b) contravene, conflict with or result in a violation of, or give any Governmental or Regulatory Authority or other Person the right to challenge the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any Law or any Judgment to which Parent or Acquisition Sub is subject, (c) violate any Law applicable to Parent or Acquisition Sub, or (d) except as set forth on Schedule 4.04 require any Consent or other action by any Person under any agreement or other instrument binding upon Parent or Acquisition Sub.

      SECTION 4.05. FINANCIAL ABILITY.

Parent has sufficient funds to cause Acquisition Sub to pay the Consideration in cash in accordance with Section 2.04.

      SECTION 4.06. NO BROKERS.

There is no investment banker, broker, finder or other intermediary who has been retained by or is authorized to act on behalf of Parent or Acquisition Sub who might be entitled to any fee or commission upon the consummation of the transactions contemplated by this Agreement.

      SECTION 4.07. RESALE AND MANUFACTURING.

In accordance with and subject to the terms and conditions of this Agreement, on the Closing Date, Acquisition Sub shall purchase the Inventory for resale purposes. Parent is a qualified manufacturer in the Commonwealth of Pennsylvania.

                                    ARTICLE 5
                      PRE-CLOSING COVENANTS OF THE PARTIES

      SECTION 5.01. ACCESS AND INVESTIGATION.

            (a) During the period from the date of this Agreement through the Closing Date (the "PRE-CLOSING PERIOD"), Seller shall: (a) provide Parent and Acquisition Sub and their Representatives with reasonable access to Seller's Representatives, personnel and Purchased Assets and to all existing books, records, Tax Returns, internal work papers and other documents and information relating to Seller and the Purchased Assets; (b) provide Parent and Acquisition Sub and their Representatives with such copies of the existing books, records, Tax Returns, internal work papers and other documents and information relating to Seller, and with such additional financial, operating and other data and information regarding Seller and its financial condition, as Parent or Acquisition Sub may reasonably request; and (c) fully cooperate with Parent and Acquisition Sub in their reasonable investigation of the Purchased Assets. Without limiting the generality of the foregoing, during the Pre-Closing Period, Seller shall furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed or furnished by Seller during the Pre-Closing Period with the SEC, (ii) any material notice, document or other communication sent or proposed to be sent by or on behalf of Seller by any party to any Assumed Contract or sent to Seller by any party to any Assumed Contract (other than any communication that relates solely to routine commercial transactions between Seller and the other party to any such Assumed Contract and that is of the type sent in the ordinary course of business and consistent with past practices); and (iii) all other information existing concerning the Business, properties and personnel as Parent or Acquisition Sub may reasonably request; it being understood that, with respect to the information referenced in this Section 5.01(a), Seller shall not be required to create information for Parent and Acquisition Sub that it would not normally create in the ordinary course of business.

            (b) Seller shall during the Pre-Closing Period give prompt written notice to Parent and Acquisition Sub, and Parent and Acquisition Sub shall during the Pre-Closing Period give prompt written notice to Seller, of:

                  (i) the discovery by such party of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in any representation or warranty made by such party in this Agreement;

                  (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy as of the date hereof or as of the Closing Date in any representation or warranty made by such party in this Agreement;

                  (iii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement;

                  (iv) the occurrence of an event or circumstance that could be reasonably expected to make the timely satisfaction of any of the conditions set forth in Article 6 impossible or unlikely or that has had or would reasonably be expected to have a Material Adverse Effect; or

                  (v) the commencement of any litigation or Proceeding against or affecting this Agreement.

      SECTION 5.02. CONDUCT PENDING CLOSING.

            (a) During the Pre-Closing Period:

                  (i) Seller shall conduct its businesses and operations in compliance in all material respects with all applicable Law (including the WARN
Act) and with the requirements of all Specified Contracts;

                  (ii) Seller shall provide full cooperation and shall take whatever actions necessary to effect the transfer as of the Closing Date of all of Seller's Documentation and Foreign Documentation to Acquisition Sub;

                  (iii) Seller shall keep in full force, or renew at appropriate levels of coverage upon expiration, applicable insurance policies;

                  (iv) Seller will close all outstanding Product complaints received prior to the Closing Date, provided that if such complaints require return of the Product and such Product has not been returned at least ten (10) Business Days prior to the Closing Date, Seller shall have no obligation to close such complaints; and

                  (v) Seller shall promptly notify Parent and Acquisition Sub of any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement.

            (b) During the Pre-Closing Period, Seller shall not (without the prior written consent of Parent):

                  (i) (A) declare, accrue, set aside or pay any dividend on, or make any other distribution (whether in cash, securities or other property) in respect of, any of its outstanding capital stock , (B) split, combine or reclassify any of its outstanding capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or other equity interests (other than the issuance of Seller Common Stock pursuant to the valid exercise of options to acquire Seller Common Stock outstanding as of the date of this Agreement), or (C) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares

                  (ii) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

                  (iii) form any subsidiary or directly or indirectly acquire any equity or other interest in, or make any other investment in or capital contribution to, any other entity;

                  (iv) except for capital expenditures relating to the Redwood City Facility that Seller reasonably believes will be reimbursed by insurance, make any single capital expenditure in excess of $25,000 or, when added to all other capital expenditures made by Seller during the Pre-Closing Period, exceed a total of $75,000;

                  (v) except as otherwise permitted by this Section 5.02, enter into or become bound by, or permit any of the Purchased Assets to become bound by, any material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any material Contract, in each case other than in the ordinary course of business and consistent with past practices;

                  (vi) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset, including without limitation, any Purchased Intellectual Property to any other Person, except in each case for assets acquired, leased, licensed or disposed of by Seller in the ordinary course of business and consistent with past practices;

                  (vii) dispose of or permit to lapse any material rights to the use of any Purchased Intellectual Property, or dispose of or disclose to any Person other than Representatives of Parent and Acquisition Sub any material trade secret, formula, process or know-how related to the Business not theretofore a matter of public knowledge, except in each case in ordinary course of business and consistent with past practices;

                  (viii) lend money to any Person, or incur or guarantee any indebtedness, including any additional borrowings under any existing lines of credit (except that Seller may make routine borrowings and advancement of expenses in the ordinary course of business and consistent with past practices);

                  (ix) except as required to comply with applicable Law, establish, adopt or amend any Employee Benefit Plan, pay, commit to pay or accelerate the payment of any bonus or make, commit to make or accelerate any profit-sharing or similar payment to, or increase or commit to increase the amount of the wages, salary, commissions, fringe benefits, severance, insurance or other compensation or remuneration payable to, any of its directors, officers, employees or consultants; provided, however, that nothing in this
Section 5.02(b)(ix) shall prevent Seller from paying (or committing to pay) consideration in the aggregate amount of Three Million Dollars ($3,000,000) pursuant to any Contracts with Business Employees relating to termination, employment, retention, change-in-control or severance;

                  (x) other than in the ordinary course of business consistent with past practice, change any of its warranty policies in any material respect;

                  (xi) make or rescind any material Tax election or settle or compromise any material Tax Liability of Seller;

                  (xii) (A) commence or settle any material Proceeding, or (B) except as set forth on Schedule 3.10, pay, discharge or satisfy any material Claims, Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise);

                  (xiii) except as provided in Section 5.04(b) herein, adopt or enter into a , merger, consolidation or any Contract relating to an Acquisition Proposal;

                  (xiv) permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated;

                  (xv) take any action that could be reasonably expected to result in any of the conditions set forth in Section 6.01 not being satisfied;

                  (xvi) except in connection with the liquidation and dissolution of Seller after the Closing Date, enter into any material transaction or take any other material action outside the ordinary course of business and inconsistent with past practices;

                  (xvii) acquire, lease or enter into any Contract to acquire or lease any Real Property;

                  (xviii) amend, modify, extend, or enter into any collective bargaining agreement or other Contract with any union or labor organization representing any employees of Seller; or

                  (xix) agree or commit to take any of the actions described in clauses (i) through (xviii) of this Section 5.02(b).

            (c) Seller shall provide Parent with a copy of, and substantively and timely respond on or before the Closing Date to, all outstanding Patent and Trademark actions, requests, notifications, or communications from the PTO (the "INTELLECTUAL PROPERTY COMMUNICATIONS") and, within five (5) Business Days following the receipt thereof, any similar items arising after the date hereof which, but for the fact that they arose after the date hereof, would be classified as an Intellectual Property Communication, unless the deadline for such response is more than thirty (30) calendar days after the Closing Date. Any substantive response to be made pursuant to this Section 5.02(c) shall be first delivered to Parent for its approval (which shall not be unreasonably withheld) before any such substantive response is sent to the PTO. If the approval of Parent is not received before such time as Seller would have to send such response in order for it to be timely, Parent shall be deemed to have approved such response. Regardless of any explicit or deemed approval by Parent, under no circumstance shall a substantive response include an abandonment of the respective Intellectual Property. Seller shall not request any extension of any response deadline without the prior consent of Parent.

            (d) Within two (2) Business Days from the date hereof, Seller will provide Parent with a current listing of the Intellectual Property Communications having due dates on or before March 31, 2005. On or before January 7, 2005, Seller will provide Parent with a current listing of the Patent and Trademark due dates for any actions required to be taken in order to maintain such Patents and Trademarks as well as a list specifying the foreign patent associates handling each Patent or Trademark (the "PATENT AND TRADEMARK LISTING").

      SECTION 5.03. CASUALTY PRIOR TO CLOSING.

In the event that, prior to Closing, any Purchased Asset shall be damaged by fire, casualty or any other cause resulting in Seller not being able to satisfy one or more closing conditions, Seller shall promptly notify Parent, which shall then have the option to waive such closing condition or terminate this Agreement. If Parent elects to waive the closing condition, Parent shall have the option to (i) have Seller deliver the insurance proceeds to Acquisition Sub at Closing or require Seller to assign the insurance proceeds at Closing to Acquisition Sub if such proceeds have not yet been received, which in either case shall become Purchased Assets or (ii) if the damaged assets can be restored or replaced prior to Closing, direct Seller to use the insurance proceeds prior to the Closing to restore or replace the Purchased Assets that were lost or damaged. If the insurance proceeds are delivered or assigned to Acquisition Sub at Closing, any liabilities related to the restoration or replacement of the damaged assets shall become Assumed Liabilities. If Seller has restored or replaced the damaged assets prior to Closing but has not yet received the insurance proceeds, such proceeds shall become Excluded Assets.

      SECTION 5.04. NO SOLICITATION.

            (a) Seller shall not nor shall it authorize (and shall use its best efforts not to permit) any Affiliate, officer, director, manager or employee of, or any investment banker, attorney or other advisor or representative (collectively, "REPRESENTATIVES") of Seller to (i) solicit or initiate any inquiries relating to, or the submission of, any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal, or in connection with any Acquisition Proposal, or furnish to any Person any non-public information or data with respect to or provide access to the properties of Seller, or take any other action in order to facilitate the making of any proposal that constitutes an Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal; provided, that notwithstanding anything to the contrary contained in this Agreement, nothing contained in this
Section 5.04 or any other provision hereof shall prohibit Seller or Seller's board of directors from taking and disclosing to Seller's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, provided that Seller may not, except as permitted by Section 5.04(b), withdraw or modify, or propose to withdraw or modify, the Seller Board Recommendation or approve or recommend, or propose to approve or recommend any Acquisition Proposal, or enter into any agreement with respect to any

Acquisition Proposal. Upon execution of this Agreement, Seller will immediately cease any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the Closing Date, Seller may furnish nonpublic information or data concerning, or provide access to, its businesses, properties or assets to any Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) and may negotiate and participate in discussions and negotiations with such Person or group concerning an Acquisition Proposal, provided that such Person or group shall have entered into a confidentiality agreement, the confidentiality provisions of which shall be no more favorable to such third party than those provided for in the Confidentiality Agreement (provided that such confidentiality agreement must permit Seller to disclose to Parent all of the information required to be disclosed by Seller to Parent by this Section 5.04) if:

                  (i) such Person or group has submitted an Acquisition Proposal that the Board has determined in good faith is, or would reasonably be expected to result in, a Superior Proposal (as defined below);

                  (ii) Seller's board of directors has determined in good faith, after consultation with outside legal counsel to Seller, such action is required to discharge the board's fiduciary duties to Seller's stockholders under applicable Law; and

                  (iii) Seller has notified Parent in writing of its intention to engage in such discussions or negotiations or to provide such confidential information not less than the third (3rd) Business Day prior to so doing.

Seller will promptly (but in no case later than twenty-four (24) hours after receipt thereof) notify Parent in writing of the existence of any proposal, discussion, negotiation or inquiry received by Seller regarding any Acquisition Proposal, and Seller will promptly (but in no case later than twenty-four (24) hours after receipt thereof) communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it may receive regarding any Acquisition Proposal (and will promptly provide to Parent copies of any written materials (including e-mails) received by Seller or its Representatives in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. Seller will promptly provide to Parent any non-public information concerning Seller provided to any other Person in connection with any Acquisition Proposal which was not previously provided to Parent. Seller will, when reasonably requested by Parent, keep Parent informed on a prompt basis of the status and details of any such Acquisition Proposal and of any amendments or proposed amendments to any Acquisition Proposal and of the status of any discussions or negotiations relating to any Acquisition Proposal.

            (b) Except as set forth in this Section 5.04(b), neither the board of directors of Seller nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Acquisition Sub, the Seller Board Recommendation, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal (other than a confidentiality agreement entered into in accordance with Section 5.04(a)). Notwithstanding the foregoing, subject to compliance with the provisions of this Section 5.04, prior to the Closing Date, Seller's board of directors, after consultation with outside legal counsel, may withdraw or modify the Seller Board Recommendation, approve or recommend a Superior Proposal, or propose to enter into or enter into an agreement with respect to a Superior Proposal, if the board determines in good faith after consultation with outside legal counsel that, such action would otherwise be required to discharge the board's fiduciary duties to Seller's stockholders under applicable Law in the absence of the limitations on such action under this Agreement, provided that in each case, Seller has given Parent written notice at least three (3) Business Days in advance of such action that the board of directors of Seller has received a Superior Proposal which it intends to accept, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal. Notwithstanding any provision of this Agreement, the board of directors of Seller shall not be prohibited from making any disclosure that, in the good faith judgment of the board (made after consultation with outside legal counsel), is necessary to satisfy its fiduciary duty of disclosure.

            (c) Nothing in this Section 5.04, and no action taken by the board of directors of Seller pursuant to this Section 5.04, will (i) permit Seller to enter into any agreement providing for any transaction contemplated by an Acquisition Proposal for as long as this Agreement remains in effect, except as expressly set forth herein, or (ii) affect in any manner any other obligation of Seller under this Agreement.

            (d) For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any bona fide offer, proposal or other indication of interest regarding any of the following (other than the transactions provided for in this Agreement involving Seller): (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction involving Seller; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or a significant portion of the assets or non-cash assets of Seller (other than the Johnson & Johnson Claim), taken as a whole, in a single transaction or series of related transactions; (iii) any purchase of or tender offer or exchange offer for ten percent (10%) percent or more of the outstanding shares of capital stock of Seller, or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. For purposes of this Agreement, "SUPERIOR PROPOSAL" shall mean an Acquisition Proposal not solicited in violation of this Agreement that is on terms which the board of directors of Seller determines in good faith to be more favorable from a financial point of view to Seller or Seller's stockholders, as the case may be, than terms of the transactions contemplated by this Agreement (after consultation with Seller's outside financial advisor), and with respect to which the board of directors of Seller has determined in good faith (after consultation with Seller's outside financial advisor) that financing, to the extent required, is reasonably capable of being obtained; provided, however, that for purposes of this definition, "Acquisition Proposal" shall be deemed to refer only to a transaction involving a majority of the outstanding voting securities of Seller or a majority, substantially all, or all of the assets or non-cash assets of Seller (other than the Johnson & Johnson Claim).

            (e) Seller agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar Contract to which Seller is a party or under which Seller has any rights, and will use its best efforts to enforce or cause to be enforced each such Contract at the request of Parent. Seller also will promptly request each Person that has executed a confidentiality agreement in connection with its consideration of a possible Acquisition Proposal or equity investment to return all confidential information heretofore furnished to such Person by or on behalf of Seller.

      SECTION 5.05. STOCKHOLDER APPROVAL; PROXY STATEMENT.

            (a) Seller shall, as soon as practicable following the date hereof, prepare and file with the SEC a preliminary Proxy Statement and shall use commercially reasonable efforts to respond to any comments of the SEC or its staff and to cause a definitive Proxy Statement to be mailed to Seller's stockholders, as promptly as practicable. Seller shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between Seller or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Seller shall give Parent an opportunity to comment on any correspondence with the SEC or its staff or any proposed material to be included in the Proxy Statement prior to transmission to the SEC or its staff and shall not transmit any such material to which Parent reasonably objects. If at any time prior to Seller's Stockholders' Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, Seller shall promptly prepare such an amendment or supplement and after obtaining the consent of Parent to such amendment or supplement, shall promptly transmit such amendment or supplement to Seller's stockholders.

            (b) Seller shall as promptly as possible following the date that the Proxy Statement is cleared by the SEC take all action necessary under all applicable Law to call, give notice of and hold a meeting of the holders of Seller Common Stock to vote on the approval and adoption of this Agreement and the transactions contemplated hereby (the "SELLER STOCKHOLDERS' MEETING"). Seller shall ensure that all proxies solicited in connection with the Seller Stockholders' Meeting are solicited in compliance with all applicable Law.

            (c) Once the Seller Stockholders' Meeting has been called and noticed, Seller shall not postpone or adjourn (other than for the absence of a quorum and then only to the next possible future date) the Seller Stockholders' Meeting without Parent's consent. Subject to Section 5.04: (A) Seller shall include the Seller Board Recommendation in the Proxy Statement; and (B) the Seller Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent or Acquisition Sub, and no resolution by the board of directors of Seller or any committee thereof to withdraw or modify the Seller Board Recommendation in a manner adverse to Parent or Acquisition Sub shall be adopted or proposed. The board of directors of Seller shall submit this Agreement to the holders of Seller Common Stock, whether or not the board of directors of Seller at any time changes, withdraws or modifies the Seller Board Recommendation. Subject to Section 5.04, Seller shall solicit from the holders of Seller Common Stock proxies in favor of the Agreement and shall take all other action necessary or advisable to secure the vote or consent of the holders of Seller Common Stock required by the DGCL and the certificate of incorporation and bylaws of Seller to authorize, approve and adopt this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, (i) Seller agrees that its obligation to duly call, give notice of, convene and hold a meeting of the holders of Seller Common Stock, as required by this Section 5.05, shall not be affected by the withdrawal, amendment or modification of the Seller Board Recommendation and (ii) Seller agrees that its obligations pursuant to this Section 5.05 shall not be affected by the commencement, public proposal, public disclosure or communication to Seller of any Acquisition Proposal or Superior Proposal.

            (d) Subject to Parent's and Acquisition Sub's fulfillment of their obligations with respect thereto, Seller agrees and covenants that the Proxy Statement shall contain (and shall be amended in a timely manner so as to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable Law and shall conform in all material respects with the requirements of the Exchange Act and any other applicable Law, and the Proxy Statement shall not, at the time it is filed with the SEC or published, sent or given to Seller's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no covenant is hereby made by Seller with respect to any information supplied by Parent in writing for inclusion in, or with respect to Parent information derived from Parent's public SEC filings which is included or incorporated by reference in the Proxy Statement.

            (e) Parent and Acquisition Sub agrees and covenants that none of the information supplied or to be supplied in writing by or on behalf of Parent or Acquisition Sub for inclusion in the Proxy Statement shall, at the time the Proxy Statement is mailed to the stockholders of Seller or at the time of the Seller Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (f) If at any time after the date the Proxy Statement is mailed to stockholders and prior to the Seller Stockholders' Meeting any information relating to Seller, Parent or Acquisition Sub or any of their respective Affiliates, officers or directors, is discovered by Seller, Parent or Acquisition Sub which is required to be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and to the extent required by applicable Law, disseminated to the stockholders.

      SECTION 5.06. REGULATORY APPROVALS.

            (a) Each party shall use commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental or Regulatory Authority with respect to the transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental or Regulatory Authority.

            (b) Each of Seller, Parent and Acquisition Sub shall:

                  (i) give the other party prompt notice of the commencement or threat of commencement of any Proceeding by or before any Governmental or Regulatory Authority with respect to the transactions contemplated by this Agreement;

                  (ii) keep the other party informed as to the status of any such Proceeding or threat; and

                  (iii) promptly inform the other party of any communication to or from any Governmental or Regulatory Authority regarding the transactions contemplated by this Agreement.

      SECTION 5.07. PREPARATION AND SHIPPING OF PURCHASED ASSETS.

Seller shall prepare in a commercially reasonable manner all of the Purchased Assets for shipping, and will conduct such preparations in such a manner that Parent and Acquisition Sub will have the opportunity to inspect and approve such preparations at least five (5) Business Days prior to the Closing Date. Immediately following the Closing Date, Seller will, upon prior notice by Parent, deliver all or part (as indicated by Parent) of the Equipment and Inventory "FOB Destination" to a site outside California, Michigan and Illinois (as designated by Parent) using a common carrier and Parent will reimburse Seller for the reasonable out of pocket costs for handling, packing and shipping the Equipment and Inventory; and for all other Purchased Assets, Parent and Acquisition Sub may remove, without delay, such Purchased Assets to its own location, provided however that Parent will reimburse Seller for any reasonable out of pocket costs for packing such Purchased Assets.

      SECTION 5.08. ADDITIONAL AGREEMENTS.

            (a) Subject to Section 5.08(b), Parent, Acquisition Sub and Seller shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.08(b), each party to this Agreement:

                  (i) shall make all filings with a Governmental or Regulatory Authority and shall use commercially reasonable efforts to give all notices required to be made and given by such party in connection with the transactions contemplated by this Agreement;

                  (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such party in connection with the transactions contemplated by this Agreement; and

                  (iii) shall use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the transactions contemplated by this Agreement. Each party shall promptly deliver to the other parties a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period.

            (b) Notwithstanding anything to the contrary contained in this Agreement, Parent and Acquisition Sub shall not have any obligation under this
Agreement:

                  (i) to dispose of or transfer any assets;

                  (ii) to discontinue offering any product or service;

                  (iii) to license or otherwise make available, to any Person, any intellectual property;

                  (iv) to hold separate any assets or operations (either before or after the Closing Date);

                  (v) to make any commitment (to any Governmental or Regulatory Authority or otherwise) regarding its future operations; or

                  (vi) to contest any Proceeding relating to the transactions contemplated by this Agreement if Parent or Acquisition Sub determines in good faith that contesting such Proceeding might not be advisable.

      SECTION 5.09. PUBLIC ANNOUNCEMENTS.

Parent, Acquisition Sub and Seller shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable Law, shall not issue any such press release or make any such public statement prior to such consultation.

      SECTION 5.10. PARENT AND ACQUISITION SUB.

Parent shall cause Acquisition Sub to pay the Consideration set forth in Section
2.04 and to perform its other obligations under this Agreement.

                                    ARTICLE 6
                              CONDITIONS TO CLOSING

      SECTION 6.01. CONDITIONS TO PARENT'S AND ACQUISITION SUB'S OBLIGATIONS.

The obligation of Parent and Acquisition Sub to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

            (a) no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Law enacted or deemed applicable to this Agreement that makes consummation of transactions contemplated by this Agreement illegal; provided that, subject to Section 5.08(b), in the case of a restraining order, injunction or other order, each of the parties shall have used their commercially reasonable efforts to prevent the entry of any such restraining order, injunction or other order and to appeal as promptly as possible any restraining order, injunction or other order that may be entered;

            (b) each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects (determined without regard to any knowledge or materiality qualification therein) as of the date hereof and as of the Closing Date (other than to the extent any such representation or warranty addresses a matter as of a particular date, in which case such representation or warranty shall be true and correct in all material respects as of such particular date, determined without regard to any knowledge or materiality qualifications therein), except to the extent any such representations and warranties are qualified by a Material Adverse Effect qualification, in which case each such representation and warranty shall be true and correct in all respects (determined without regard to knowledge qualifications therein) as of the date hereof and as of the Closing Date (other than to the extent any such representation or warranty addresses a matter as of a particular date, in which case any such representation or warranty shall be true and correct in all respects as of such particular date, determined without regard to any knowledge qualifications therein); it being understood that this condition will be deemed to be satisfied unless the failure of any such representations and warranties to be true and correct, taken together in their entirety, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (c) no action, event or condition has occurred since the date hereof that constitutes or could reasonably be expected to result in a Material Adverse Effect;

            (d) there shall not be pending any Proceeding in which a Governmental or Regulatory Authority is a party or otherwise involved, and neither Parent and Acquisition Sub nor the Seller shall have received a communication from any Governmental or Regulatory Authority in which such Governmental or Regulatory Authority indicates the intention of commencing any Proceeding or taking any other action, (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement;
(ii) relating to the transactions contemplated by this Agreement and seeking to obtain from Parent and Acquisition Sub, any damages or other relief that may be material to Parent and Acquisition Sub; (iii) that could materially and adversely affect the right of Parent and Acquisition Sub to own the Purchased Assets; or (iv) seeking to compel Parent and Acquisition Sub to dispose of or hold separate any material assets as a result of the transactions contemplated by this Agreement;

            (e) there shall not be pending any Proceeding, other than a Proceeding described in the foregoing paragraph, which, in the reasonable judgment of Parent and Acquisition Sub, has a reasonable likelihood of success,
(i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement; (ii) relating to the transactions contemplated by this Agreement and seeking to obtain from Parent and Acquisition Sub any damages or other relief that may be material to Parent or Acquisition Sub or to impose on Parent or Acquisition Sub any Liability except the Assumed Liabilities; or (iii) that would materially and adversely affect the right of Parent or Acquisition Sub to own the Purchased Assets;

            (f) this Agreement shall not have been terminated in accordance with its terms;

            (g) each of the covenants and obligations of Seller to be performed or complied with at or before the Closing Date pursuant to Article 5 of this Agreement shall have been duly performed or complied with in all material respects at or before the Closing Date;

            (h) Seller shall have purchased a supplemental extended reporting period for an unlimited period of time on Seller's current product liability insurance policy for the full limits of Ten Million Dollars ($10,000,000), which names Parent and Acquisition Sub as additional insureds but only for covered injury or damage that occurs prior to the Closing Date (the "TAIL POLICY"). The form of the endorsement effecting the Tail Policy is attached hereto as Exhibit F and a true and complete copy of the endorsement effecting the Tail Policy shall be provided to Parent and Acquisition Sub prior to Closing.

            (i) at least three (3) Business Days prior to the Closing Date, Parent and Acquisition Sub shall have received a pay-off letter from Sanofi which states (i) the amount outstanding as of the Closing Date on Seller's arbitration obligation due to Sanofi, which must be an amount equal to or less than Ten Million Dollars ($10,000,000), (ii) that following the receipt of such amount outstanding all Liens on the assets of Seller in favor of Sanofi, including the Sanofi Liens, shall be deemed released, and (iii) that Parent or Acquisition Sub may make all filings necessary with any Governmental or Regulatory Authority in order to terminate any financing statement or other evidence of a lien filed with such Governmental or Regulatory Authority (the "PAY-OFF LETTER");

            (j) Seller shall have paid all amounts due and payable on or prior to the Closing Date under the UCal Agreement;

            (k) Seller shall have obtained the Required Non-Governmental
Consents;

            (l) Seller shall have caused all of the Permits listed on Schedule 3.09(a) that relate to the Purchased Assets to be transferred to Acquisition Sub except where such transfer is prohibited by Law, by Governmental or Regulatory Authority, or by the terms and conditions of the Permits from being transferred;

            (m) this Agreement and the transactions contemplated hereby shall have been duly adopted by the Required Seller Stockholder Vote;

            (n) all Liens on the Purchased Assets have been fully released ;

            (o) Acquisition Sub shall have received from Seller a letter in the form of Exhibit D addressed to the FDA on Seller's letterhead and signed by Seller notifying the FDA that all rights in the Purchased PMA have been transferred to Acquisition Sub;

            (p) Acquisition Sub shall have received from Seller a letter in the form of Exhibit G addressed to the BSI on Seller's letterhead and signed by Seller notifying the BSI that all rights in the Purchased CE Marking(s) have been transferred to Acquisition Sub;

            (q) Seller shall have prepared all of the Purchased Assets for shipping in accordance with Section 5.07 and, to the extent any such Purchased Assets are located on property not under the control of Seller, Seller shall have obtained all consents necessary to allow the Purchased Assets to be transferred pursuant to
Section 5.07;

            (r) Seller shall have filed a Medical Device Report under 21 C.F.R.
Part 803 with respect to the complaint submitted to the FDA by a user of the GlucoWatch Biographer on December 30, 2002 (assigned Report Number 435942).

            (s) Parent and Acquisition Sub shall have received from Seller a certificate in a form acceptable to Parent executed by an officer of Seller which states that as of the Closing Date, Seller is Solvent and does not expect to become Insolvent as a result of the transactions contemplated herein;

            (t) Seller shall have completed complaint trending for all time periods from the commencement of commercial distribution of the Products through the end of the fourth quarter of 2004.

            (u) Parent and Acquisition Sub shall have received from Seller all complaints or medical device reports that have been or should have been reported under 21 C.F.R. Part 820 that have not already been disclosed on Schedule 3.05(c)(iii) and all complaints or medical device reports that have been or should have been reported to foreign regulatory authorities, including European Union member state regulatory authorities, or to BSI;

            (v) Parent and Acquisition Sub shall have received from Seller:

                  (i) a certificate executed by a duly authorized officer of Seller certifying the satisfaction of the conditions set forth in Section 6.01(b), Section 6.01(c) and Section 6.01(g);

                  (ii) a bill of sale transferring to Acquisition Sub all of the Purchased Assets in the form of Exhibit A hereto dated as of the Closing Date;

                  (iii) Assignments by country transferring to Acquisition Sub all of the Purchased Intellectual Property in the forms attached as Exhibit C-1, Exhibit C-2 and Exhibit C-3 hereto dated as of the Closing Date; and

                  (iv) an assignment and assumption agreement evidencing the assignment to, and assumption by, Acquisition Sub of the Assumed Contracts in the form of Exhibit B hereto dated as of the Closing Date; and

            (w) Seller and Acquisition Sub shall have executed a Transition Agreement in the form set forth in Exhibit E hereto.

      SECTION 6.02. CONDITIONS TO SELLER'S OBLIGATIONS.

The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

            (a) no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Law enacted or deemed applicable to this Agreement that makes consummation of transactions contemplated by this Agreement illegal; provided that, subject to Section 5.08(b), in the case of a restraining order, injunction or other order, each of the parties shall have used their commercially reasonable efforts to prevent the entry of any such restraining order, injunction or other order and to appeal as promptly as possible any restraining order, injunction or other order that may be entered;

            (b) each of the representations and warranties of Parent and Acquisition Sub contained in this Agreement shall be true and correct in all material respects (determined without regard to any knowledge or materiality qualifications therein) as of the date hereof and as of the Closing Date (other than to the extent any such representation or warranty addresses a matter as of a particular date, in which case such representation or warranty shall be true and correct as of such particular date, determined without regard to any knowledge or materiality qualifications therein), it being understood that this condition will be deemed to be satisfied unless the failure of any such representations and warranties to be true and correct, taken together in their entirety, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement;

            (c) each of the covenants and obligations of Parent and Acquisition Sub to be performed or complied with at or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed or complied with in all material respects at or before the Closing Date; and

            (d) this Agreement and the transactions contemplated thereby shall have been duly adopted by the Required Seller Stockholder Vote; and

            (e) Seller shall have received from Parent a certificate executed by a duly authorized officer of Parent certifying the satisfaction of the conditions set forth in Section 6.02(b) and Section 6.02(c);

            (f) Seller shall have received from Acquisition Sub a certificate executed by a duly authorized officer of Acquisition Sub certifying the satisfaction of the conditions set forth in Section 6.02(b) and Section 6.02(c); and

            (g) Seller shall have received from Acquisition Sub state sales and use tax resale exemption certificates and shall have received from Parent manufacturer's use tax exemption certificates for the necessary states.

                                    ARTICLE 7
                                   TERMINATION

      SECTION 7.01. TERMINATION.

This Agreement may be terminated prior to the Closing Date for any reason provided below:

            (a) by mutual written consent of Parent and Seller;

            (b) by either Parent or Seller if a court of competent jurisdiction or other Governmental or Regulatory Authority shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise making consummation of the transactions contemplated by this Agreement illegal; provided, that in the case of a restraining order, injunction or other order, each of the parties shall have used their commercially reasonable efforts to prevent the entry of any such restraining order, injunction or other order and to appeal as promptly as possible any restraining order, injunction or other order that may be entered;

            (c) by either Parent or Seller if the transactions contemplated by this Agreement are not consummated by the Termination Date; provided, however, that: (i) a party shall not be permitted to terminate this Agreement pursuant to this Section 7.01(c) if the failure to consummate the transactions contemplated hereby is attributable to a failure on the part of such party to perform or comply with any covenant in this Agreement required to be performed or complied with by such party at or prior to the Closing Date; and (ii) Seller shall not be permitted to terminate this Agreement pursuant to this Section 7.01(c) unless Seller shall have made any payment required to be made to Parent pursuant to
Section 7.03(a) and shall have paid to Parent the fee, if any, required to be paid to Parent pursuant to Section 7.03(c);

            (d) If a Triggering Event shall have occurred, by Parent at any time within five (5) Business Days of Parent's or Acquisition Sub's receipt of notice of the occurrence of such Triggering Event;

             (e) by Parent if any of the representations and warranties of Seller set forth in this Agreement which are not qualified by "materiality" or "Material Adverse Effect" shall not have been true and correct in all material respects as of the date of this Agreement, or the representations and warranties that are qualified by "materiality" or "Material Adverse Effect" shall not have been true and correct in all respects as of the date of this Agreement, in either case, such that Section 6.01(b) would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement, any update of or modification to the schedules hereto made or purported to have been made after the date of this Agreement shall be disregarded);

            (f) by Seller if any of Parent's or Acquisition Sub's representations and warranties contained in this Agreement shall fail to be true and correct as of the date of this Agreement, except where such failure does not have a material adverse effect on the ability of Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement;

            (g) by Seller if Seller has proposed to enter into or entered into an agreement with respect to a Superior Proposal or has approved or recommended a Superior Proposal in accordance with Section 5.04, provided that Seller has complied with all of the provisions of Section 5.04, including the notice provisions therein, and that simultaneously with terminating this Agreement Seller makes all payments required to be made to Parent pursuant to Section 7.03;

            (h) by Seller or Parent if the Required Seller Stockholder Vote is not received at any meeting, or any adjournment thereof, of Seller's stockholders held for the purpose of approving this Agreement and the transactions contemplated by this Agreement; and at which a vote is taken to approve this Agreement and the transactions contemplated by this Agreement;

            (i) by Parent pursuant to Section 5.03 of this Agreement; or

            (j) by Parent if Seller has a Material Adverse Effect.

      SECTION 7.02. EFFECT OF TERMINATION.

In the event of the termination of this Agreement as provided in Section 7.01, this Agreement shall be of no further force or effect; provided, however, that
(i) this Section 7.02, Section 7.03, Article 9 and Article 10 (and the Confidentiality Agreement) shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of any representation or warranty, or any material breach of any covenant, obligation or other provision contained in this Agreement; provided however, that, upon receipt by Parent of the Termination Fee and any nonrefundable expense reimbursement under Section 7.03(a) in accordance with the provisions hereof, Parent and Acquisition Sub shall have no further rights hereunder, at law or in equity, to damages or other relief and shall release and forever discharge Seller, and each of its past, present and future representatives, Affiliates, stockholders, directors, officers, employees, subsidiaries, successors and assigns from any and all claims, demands, proceedings or other obligations, known or unknown, both at law and in equity, which Parent and Acquisition Sub may ever have against such Persons arising out of any matter, cause or event occurring on or prior to the date of such receipt by Parent of the Termination Fee and any nonrefundable expense reimbursement under Section 7.03(a).

      SECTION 7.03. EXPENSES; TERMINATION FEES.

            (a) Except as set forth in this Section 7.03 and Section 10.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the transactions contemplated by this Agreement are consummated; provided, however, that if this Agreement is terminated by Parent pursuant to Section 7.01(c), Section 7.01(d), Section 7.01(e), Section 7.01(h) or Section 7.01(j), or if this Agreement is terminated by Seller pursuant to Section 7.01(c), Section 7.01(g) or Section 7.01(h), then (without limiting any obligation of Seller to pay any fee payable pursuant to Section 7.03(c)), Seller shall make a nonrefundable cash payment to Parent, at the time specified in Section 7.03(b), in an amount, up to a maximum of Two Hundred Fifty Thousand Dollars ($250,000), equal to the aggregate amount of all reasonable out of pocket fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and all filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the due diligence review of Seller by Parent and its respective Representatives, the preparation and negotiation of this Agreement and otherwise in connection with the transactions contemplated by this Agreement.

            (b) In the case of termination of this Agreement by Seller pursuant to Section 7.01(c), Section 7.01(g) or Section 7.01(h), any nonrefundable expense reimbursement payment required to be made pursuant to Section 7.03(a) shall be made by Seller prior to the time of such termination if Seller has been advised of such amount or two (2) Business Days following the time that Seller has been advised of such amount; and in the case of termination of this Agreement by Parent pursuant to Section 7.01(c), Section 7.01(d), Section 7.01(e), Section 7.01(h) or Section 7.01(j), any nonrefundable expense reimbursement payment required to be made pursuant to Section 7.03(a) shall be made by Seller within two (2) Business Days after such termination if Seller has been advised of such amount or two (2) Business Days following the time that Seller is advised of such amount.

            (c) If (i) this Agreement is terminated by Parent or Seller pursuant to Section 7.01(h) and, prior to the time of the meeting of Seller's stockholders held for the purpose of approving the transactions contemplated by this Agreement, a bona fide Acquisition Proposal shall have been publicly disclosed or announced and not withdrawn and within one (1) year from the date of termination Seller consummates an Acquisition Proposal, (ii) this Agreement is terminated by Parent or Seller pursuant to Section 7.01(c) or by Parent pursuant to Section 7.01(e) or Section 7.01(j) and at or prior to the time of termination of this Agreement, a bona fide Acquisition Proposal shall have been publicly disclosed or announced and not withdrawn and within one (1) year from the date of termination Seller consummates an Acquisition Proposal, (iii) this Agreement is terminated by Parent pursuant to Section 7.01(d) or (iv) this Agreement is terminated by Seller pursuant to Section 7.01(g), then Seller shall pay to Parent, in cash at the time specified in the next sentence, a nonrefundable fee in the amount equal to Five Hundred Thousand Dollars ($500,000), less any nonrefundable expense reimbursement payment required to be made pursuant to Section 7.03(a) (the "TERMINATION FEE"); provided, however, that for the purposes of this Section 7.03(c), the term "Acquisition Proposal" shall have the meaning assigned to such term in Section 5.04(d) hereof, except that the references to "significant portion" and "10%" in clauses (ii) and (iii) of such definition, respectively, shall be deemed to be references to "more than 50%" and clause (i) of such definition shall be deemed amended and replaced in its entirety by the following language: "(i) any merger, consolidation, share exchange, business combination or similar transaction involving Seller pursuant to which stockholders of Seller immediately prior to the consummation of such transaction would cease to own directly or indirectly at least 50% of the voting power of the outstanding securities of Seller (or of another Person that directly or indirectly would own all or substantially all the assets of Seller) immediately following such transaction in the same proportion as they owned prior to the consummation of such transaction." In the case of termination of this Agreement pursuant to clauses (i) or (ii) of this Section 7.03(c), the Termination Fee shall be paid by Seller within two (2) Business Days after such consummation of an Acquisition Proposal; in the case of termination of this Agreement by Parent pursuant to Section 7.01(d), the Termination Fee shall be paid by Seller within two (2) Business Days after such termination; and in the case of termination of this Agreement by Seller pursuant to Section 7.01(g), the Termination Fee shall be paid by Seller at or prior to the time of such termination.

            (d) If Seller fails to pay when due any amount payable under this
Section 7.03, then (i) Seller shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 7.03, and (ii) Seller shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to the "prime rate" (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

                                   ARTICLE 8
                      POST-CLOSING COVENANTS OF THE PARTIES

      SECTION 8.01. PUBLIC ANNOUNCEMENTS.

After the Closing Date, Parent and Seller shall continue to abide by the restrictions on public announcements contained in Section 5.09.

      SECTION 8.02. ACCESS TO FACILITIES.

After the Closing Date, Seller shall provide Parent and Acquisition Sub access to its facilities and, to the extent any such Purchased Assets are located on property not under the control of Seller, Seller shall cause access to Parent and Acquisition Sub to the Purchased Assets.

      SECTION 8.03. SEC FILINGS.

After the Closing Date, Seller shall cooperate with Parent in the preparation of any filing with the SEC which may be required by Parent related to this Agreement and the transactions contemplated herein, including without limitation, the filing of a current report on Form 8-K announcing the Closing.

      SECTION 8.04. FINANCIAL STATEMENTS.

To the extent required to be filed by Parent under SEC rules and regulations, Seller shall deliver to Parent, at Seller's expense, on the later of (i) the Closing Date and (ii) March 10, 2005, audited financial statements with respect to Seller which are compliant with GAAP and all applicable securities Laws. Seller will pay the cost of producing such financial statements (including without limitation any audit fees related to such financial statements) to the extent such costs would otherwise be required to comply with Seller's SEC reporting obligations. Seller shall cooperate with Parent to provide Parent with any additional information Parent may reasonably require in connection with Parent's filing obligations under SEC rules and regulations.

      SECTION 8.05. FDA AND OTHER REGULATORY COMPLIANCE.

            (a) After the Closing Date, Seller, Parent and Acquisition Sub shall cooperate in the preparation of any documents, filings or approvals, including without limitation any supplements to the Purchased PMA required by the FDA to allow Parent or Acquisition Sub to sell, manufacture, service or otherwise have full use and enjoyment of the Purchased Assets and the Products, provided that each party shall bear its own costs.

            (b) After the Closing Date, Seller, Parent and Acquisition Sub shall cooperate in the preparation of any documents, filings or approvals, including without limitation any amendments or other filings required by BSI and/or the relevant foreign authorities, for the maintenance of the CE Marking of the Products or other foreign regulatory approvals, to allow

Parent or Acquisition Sub to sell, manufacture, service or otherwise have full use and enjoyment of the Purchased Assets and the Products, provided that each party shall bear its own costs.

      SECTION 8.06. PRODUCT LIABILITY INSURANCE.

After the Closing Date, Seller shall not act or fail to act in any way to cancel, terminate or otherwise prohibit or reduce in any way Parent's or Acquisition Sub's ability to be an insured under the Tail Policy.

      SECTION 8.07. NO DISTRIBUTIONS TO STOCKHOLDERS.

Seller shall not make distributions of any kind to its stockholders until all Liabilities of Seller (other than Assumed Liabilities and contingent Liabilities that are not Reportable Contingent Liabilities) have been satisfied, or provided for, in full.

      SECTION 8.08. THIRD-PARTY CORRESPONDENCE.

For a period of ninety (90) calendar days after the Closing Date (and thereafter only in the event that Seller continues as a body corporate), Seller shall use commercially reasonable efforts to forward to Parent and Acquisition Sub at the address contained in Section 10.02 within five (5) Business Days following the receipt of:

            (a) any mail, written correspondence or other written communications related to the Purchased Assets it receives on or after the Closing Date; or

            (b) all complaints about the Products, whether oral or written it receives on or after the Closing Date.

      SECTION 8.09. FURTHER ASSURANCES.

Parent, Acquisition Sub and Seller shall execute and deliver such documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

      SECTION 8.10. PURCHASED INTELLECTUAL PROPERTY.

Seller shall execute, acknowledge and deliver to Acquisition Sub all necessary additional assignment documents for the Purchased Intellectual Property. Seller shall not be responsible for the payment of recordation or registration fees or the fees of Acquisition Sub's attorneys in connection with making such recordations or registrations.

      SECTION 8.11. COBRA.

After the Closing Date, Seller shall assume any and all obligations arising under the continuation coverage requirements of Section 4980B of the Code and by COBRA or other applicable Law with respect to the Business Employees and their beneficiaries who experience a "Qualifying Event" (as defined in COBRA) on, prior to or after the Closing Date.

      SECTION 8.12. PRODUCT AND PRODUCT MATERIALS.

After the Closing Date, Parent and Acquisition Sub, to the extent Products or advertising, marketing or promotional materials received from Seller are distributed or caused to be distributed or sold, shall either delete all references to "Cygnus, Inc.," "Sankyo Pharma, Inc." and "Sankyo Pharma" (and the Sankyo Pharma logo) on such Products and materials or shall provide written notice with all such Products and materials that Cygnus, Inc. and Sankyo Pharma Inc. are no longer affiliated with the Product.

      SECTION 8.13. NON-AFFILIATION.

After the Closing Date, Seller shall use commercially reasonable efforts to inform its customers, suppliers, manufacturers, financial institutions, and other Persons having a current or prospective business relationship with Seller that Seller is not affiliated or associated with any Purchased Assets beyond the Closing Date. or with Parent or Acquisition Sub.

      SECTION 8.14. USE OF "CYGNUS" AND THE SWAN LOGO.

After the Closing Date and subject to the terms and conditions of the Transition Agreement set forth as Exhibit E hereto, Seller shall cease and use reasonable efforts to cause its customers, suppliers, manufacturers, financial institutions and other Persons having current business relationships with Seller in the conduct of the Business, with the exception of parties to the Assumed Contracts, to cease the use of "Cygnus" and its swan logo as defined in the Transition Agreement in the advertising, marketing, manufacturing and sale of the Products and in reference to the Business. Seller shall not represent that it is affiliated or associated with any Purchased Assets or with Parent or Acquisition Sub after the Closing Date.

      SECTION 8.15. ALLOCATION SCHEDULE.

The allocation of the Consideration among the Purchased Assets will be in compliance with Section 1060 of the Code and regulations promulgated thereunder. Parent shall prepare and submit to Seller a completed U.S. Internal Revenue Service Form 8594 at least sixty (60) calendar days prior to the due date of such Form. Parent and Seller and their respective Affiliates, if necessary, shall report, act and file Tax Returns (including but not limited to Form 8594) in all respects and for all purposes consistent with such allocation prepared by Parent.

                                    ARTICLE 9
                                 INDEMNIFICATION

      SECTION 9.01. BY SELLER.

Seller shall indemnify, defend and hold harmless Parent and Acquisition Sub and their respective past, present and future Affiliates, officers, directors, agents and employees (collectively, the "PURCHASER INDEMNIFIED PARTIES" and, individually, each a "PURCHASER INDEMNIFIED PARTY"), from and after the Closing Date, from and against any and all Claims (including, without limitation, Claims arising out of facts or circumstances that have occurred on or prior to the Closing Date, even though such Claim may not be filed or come to light until after the Closing

Date), Proceedings and/or Losses, which a Purchaser Indemnified Party may sustain, suffer or incur, resulting from, related to, or arising out of:

            (a) any breach of any representation or warranty by Seller contained in this Agreement, any of the Seller Collateral Documents, or any schedule to this Agreement;

            (b) any breach of any covenant, agreement or undertaking by Seller contained in this Agreement, any of the Seller Collateral Documents, or any schedule to this Agreement;

            (c) any Liabilities of Seller other than the Assumed Liabilities and other than tort Liabilities;

            (d) any non-compliance with applicable Law relating to bulk sales, bulk transfers and the like or to fraudulent conveyances, fraudulent transfers, preferential transfers and the like by Seller;

            (e) any Liabilities which may arise out of any of the items listed on Schedule 3.04(b);

            (f) any tort Liability (including without limitation, any contingent tort Liability) resulting from bodily injury or property damage caused by the Products but only to the extent such bodily injury or property damage occurred prior to the Closing Date, regardless of whether or not such Claims are caused or alleged to be caused, in whole or in part by the negligence or strict liability of Parent or Acquisition Sub; and

            (g) any Claim or Court Order arising out of any of the foregoing even though such Claim or Court Order may not be filed, become final, or come to light until after the Closing Date.

It is acknowledged and agreed that the Purchaser Indemnified Parties shall not have the right to seek indemnity (whether equitable, statutory, contractual or otherwise) against Seller for any tort Liability (including without limitation, any contingent tort Liability) resulting from bodily injury or property damage caused by the Products to the extent such bodily injury or property damage occurs on or after the Closing Date, and the Purchaser Indemnified Parties hereby release Seller from all such claims. Effective as of the Closing Date, Purchaser Indemnified Parties waive, and agree to waive in the future, any and all rights of recovery against Seller and its past, present and future Affiliates.

      SECTION 9.02. BY PARENT AND ACQUISITION SUB.

Parent and Acquisition Sub shall jointly and severally indemnify, defend and hold harmless Seller and its past, current and future Affiliates, officers, directors, agents and employees (collectively, the "SELLER INDEMNIFIED PARTIES" and, individually, a "SELLER INDEMNIFIED PARTY") from and after the Closing Date, from and against any and all Claims, Proceedings and/or Losses, which a Seller Indemnified Party may sustain, suffer or incur, resulting from, related to, or arising out of:

              (a) any breach of any representation or warranty by Parent or Acquisition Sub contained in this Agreement, any of the Purchaser Collateral Documents, or any schedule to this Agreement;

              (b) any breach of any covenant, agreement or undertaking by Parent or Acquisition Sub contained in this Agreement, any of the Purchaser Collateral Documents, or any schedule to this Agreement;

            (c) any of the Assumed Liabilities;

            (d) any tort Liability (including without limitation, any contingent tort Liability) related to or arising out of any of the Products sold on or after the Closing Date, regardless of whether or not such Claims are caused or alleged to be caused, in whole or in part by the negligence or strict liability of Seller;

            (e) any Liabilities related to or arising out of the operation of the Business on or after the Closing Date; and

            (f) any Claim or Court Order arising out of any of the foregoing even though such Claim or Court Order may not be filed, become filed, or come to light after the Closing Date.

      SECTION 9.03. LIMITATIONS ON INDEMNITY

            (a) Notwithstanding the foregoing, (i) no amounts shall be payable by Seller for a Claim made under Section 9.01 or by Parent or Acquisition Sub for a Claim made under Section 9.02 unless and until the aggregate amount payable thereunder exceeds Fifty Thousand Dollars ($50,000) (the "Deductible"), in which event all amounts in excess thereof shall be due; (ii) no Claim for indemnification under Section 9.01(a) or Section 9.02(a) shall first be asserted after the expiration of the applicable representation or warranty pursuant to
Section 9.05; and (iii) in no event shall the maximum aggregate liability of Seller with respect to its obligations under Section 9.01 exceed Two Million Dollars ($2,000,000).

            (b) The amount of the Indemnifying Party's liability under this Agreement shall be net of any applicable insurance proceeds, with the exception of sums paid by Seller's insurance (including without limitation under the Tail Policy), actually received by the Indemnified Party in respect of the Loss for which indemnity is sought; provided, however, that Parent and Acquisition Sub are not under any obligation to submit any claim for insurance with respect of the Loss for which indemnity is sought. Further, the $2,000,000 limit of liability in section 9.03(a) shall be reduced by any sums actually paid by Seller's insurance (including without limitation under the Tail Policy). Further, to the extent that Seller's insurance (including without limitation under the Tail Policy) actually pays Parent and Acquisition Sub an amount equal to or in excess of $2,000,000, Seller shall have no further obligation to make indemnification payments under this Agreement.

            (c) Notwithstanding anything contained in this Agreement to the contrary, except to the extent arising from fraud, bad faith or intentional misrepresentation, no party shall be liable to the other party for any punitive damages arising out of this Agreement except to the extent that such party has incurred these liabilities from a third-party not a party to this Agreement.

      SECTION 9.04. NOTICE AND DEFENSE; COSTS OF DEFENSE.

            (a) Promptly after acquiring knowledge of any Proceeding, Claim or Loss against which an Indemnified Party is or may be entitled to indemnification hereunder, such Indemnified Party shall send a Claim Notice to the Indemnifying Party, but any failure to so provide the Claim Notice to the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party under this Article 9 except to the extent that the Indemnifying Party's ability to defend or mitigate such Claim, Proceeding or Loss, is materially prejudiced by the failure to give the Claim Notice and only to extent thereof. The Indemnifying Party shall be entitled to participate in the defense of such action and to assume control of such defense; provided, however, that:

                  (i) the Indemnified Party shall be entitled to participate in the defense of such Claim, Proceeding or Loss, and to employ counsel at its own expense to assist in the handling of such Claim, Proceeding or Loss;

                  (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party (such approval shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of such Claim, Proceeding or Loss or ceasing to defend against such Claim, Proceeding or Loss, if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnified Party;

                  (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release of each such Indemnified Party from liability in respect of such Claim, Proceeding or Loss; and

                  (iv) the Indemnifying Party shall not be entitled to control but shall be entitled to participate at its own expense in the defense of, and the Indemnified Party shall be entitled to have sole control at its own expense over, the defense or settlement of any Claim, Proceeding or Loss to the extent the Claim, Proceeding or Loss seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition or prospects of the Indemnified Party. In such case, the Indemnified Party shall obtain the prior written approval of the Indemnifying Party (such approval shall not be unreasonably withheld) before entering into any settlement of such Claim, Proceeding or Loss or ceasing to defend against such Claim, Proceeding or Loss, if, pursuant to or a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnified Party.

            (b) After written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such Claim, Proceeding or Loss, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. If the Indemnifying Party does not assume control of the defense of such Claim,

Proceeding or Loss as provided in this Section 9.04, the Indemnified Party shall have the right to defend such Claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Party therefor in accordance with this
Section 9.04. The reimbursement of fees, costs and expenses required by this
Section 9.04 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

      SECTION 9.05. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

Each of the representations and warranties in this Agreement shall survive the Closing Date and shall remain in full force and effect in accordance with its terms until ninety (90) calendar days after the Closing Date, after which they shall expire.

      SECTION 9.06. CHARACTERIZATION OF INDEMNITY PAYMENTS.

To the extent permitted by applicable Law, any payment made pursuant to this
Article 9 shall be treated, for Tax purposes, as an adjustment to the Consideration.

      SECTION 9.07. EXCLUSIVE REMEDY.

Each of the parties hereto (on its own behalf and on behalf of its respective Affiliates or other Persons that may seek indemnification hereunder) hereby acknowledges and agrees that, after the Closing Date, any indemnification by this Article 9 (as subject to the limitations contained herein) shall be the sole and exclusive remedy of such party and its Affiliates or other Persons for any breach of the representations, warranties, covenants or agreements of the other parties set forth in this Agreement or in any of the documents contemplated hereby or other agreement, document or instrument delivered in connection with the Closing; and each of the parties hereto hereby waives any other remedy under law or in equity; provided, however, the foregoing limitation shall not apply in the case of fraud, bad faith or intentional misrepresentation.

                                   ARTICLE 10
                                  MISCELLANEOUS

      SECTION 10.01. ENTIRE AGREEMENT; ASSIGNMENT.

This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and is not intended to confer any rights or remedies upon any Person other than the parties hereto except that the Seller Indemnified Parties and the Purchaser Indemnified Parties are intended beneficiaries of the provisions of Article 9. The parties shall not assign this Agreement to any Person (by operation of law or otherwise) without the Consent of all other parties hereto.

      SECTION 10.02. NOTICES.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

if to Seller to:

                                       Cygnus, Inc.
                                       400 Penobscot Drive
                                       Redwood City, CA 94063
                                       Facsimile: (650) 599-3913
                                       Attention: President/CEO

if to Parent or Acquisition Sub:

                                       Animas Corporation
                                       Animas Technologies LLC
                                       200 Lawrence Drive
                                       West Chester, PA 19380
                                       Facsimile: (610) 644-8717
                                       Attention: President

with a copy  (which shall not constitute notice) to:

                                       Pepper Hamilton LLP
                                       Two Logan Square
                                       18th & Arch Streets
                                       Philadelphia, PA 19103
                                       Facsimile: (215) 981-4750
                                       Attention: Barry M. Abelson, Esq.

      SECTION 10.03. EXPENSES.

Except as expressly set forth in this Agreement, Parent, Acquisition Sub and Seller shall each pay their own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby. Seller shall pay all sales, use and any other taxes payable in connection with the transfer of the Purchased Assets as contemplated hereby; provided, however, that Parent is responsible for all other Taxes directly relating to the Purchased Assets (including but not limited to property, sales and use Taxes) that are incurred after the Closing Date.

      SECTION 10.04. GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any choice of law provisions (of the State of Delaware or any other state).

      SECTION 10.05. CONSENT TO JURISDICTION.

Parent, Acquisition Sub and Seller agree that any suit, action or Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the District of Delaware or any Delaware state court sitting in Wilmington, Delaware, so long as one of such courts shall have subject matter jurisdiction over such suit, action or Proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably Consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or Proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or Proceeding in any such court or that any such suit, action or Proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.02 shall be deemed effective service of process on such party.

      SECTION 10.06. BANKRUPTCY QUALIFICATION.

Each representation or warranty made in or pursuant to this Agreement regarding the enforceability of any Contract shall be qualified to the extent that such enforceability may be affected by bankruptcy, insolvency and other similar Laws or equitable principles (but not those concerning fraudulent conveyance) generally affecting creditors' rights and remedies.

      SECTION 10.07. HEADINGS.

The headings in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

      SECTION 10.08. SCHEDULES.

The schedules referred to in this Agreement shall correspond to the sections contained in this Agreement, and disclosures set forth in any schedule shall qualify the corresponding section of this Agreement.

      SECTION 10.09. SEVERABILITY.

Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

      SECTION 10.10. RELIANCE BY PARENT AND ACQUISITION SUB.

Notwithstanding the right of Parent and Acquisition Sub to investigate the business, assets and financial condition of Seller, and notwithstanding any knowledge obtained or obtainable by Parent and Acquisition Sub as a result of such investigation, Parent and Acquisition Sub has the unqualified right to rely upon, and have relied upon, each of the representations and warranties made by Seller in this Agreement or pursuant hereto.

      SECTION 10.11. COUNTERPARTS; FACSIMILE SIGNATURES; EFFECTIVENESS.

This Agreement may be executed in any number of counterparts (including facsimile signature) each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed by their respective authorized signatories as of the date first above written.

                                 SELLER:

                                 CYGNUS, INC.


                                     By: /s/ John C. Hodgman
                                        ----------------------------------------
                                     Name:  John C. Hodgman
                                     Title: Chairman, President & CEO

                                PARENT:

                                ANIMAS CORPORATION

                                By: /s/ Katherine D. Crothall
                                    -------------------------------------------
                                    Name: Katherine D. Crothall, PhD
                                    Title: President and Chief Executive Officer

                                ACQUISITION SUB:

                                ANIMAS TECHNOLOGIES LLC

                                By: /s/ Katherine D. Crothall
                                    -------------------------------------------
                                     Name: Katherine D. Crothall, PhD
                                     Title: President